EXHIBIT 2.01, 10.01
                                                             -------------------

================================================================================



                            ASSET PURCHASE AGREEMENT






                                  by and among






                                  DSL.NET, INC.




                                       and




         NETWORK ACCESS SOLUTIONS CORPORATION, NETWORK ACCESS SOLUTIONS
       LLC, NASOP, INC. AND ADELMAN LAVINE GOLD AND LEVIN, A PROFESSIONAL
                                   CORPORATION





                          Dated as of October 16, 2002


================================================================================

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I - DEFINITIONS.......................................................1

ARTICLE II - PURCHASE AND SALE OF ASSETS; ASSIGNMENT AND ASSUMPTION
OF LIABILITIES................................................................8

    Section 2.1  Purchase and Sale of Assets..................................8
    Section 2.2  Assignment and Assumption of Liabilities....................12

ARTICLE III - PURCHASE PRICE; PAYMENT OF PURCHASE PRICE; ALLOCATION OF
PURCHASE PRICE...............................................................14

    Section 3.1  Purchase Price; Payment of Purchase Price Amount............14
    Section 3.2  Allocation of Purchase Price for Tax Purposes...............15

ARTICLE IV - CLOSING.........................................................15

    Section 4.1  Closing.....................................................15
    Section 4.2  Deliveries by the Seller at the Closing.....................16
    Section 4.3  Deliveries by the Purchaser at the Closing..................16
    Section 4.4  Further Assurances..........................................17

ARTICLE V - BANKRUPTCY COURT APPROVAL........................................17

    Section 5.1  Bankruptcy Court Orders.....................................17

ARTICLE VI - REPRESENTATIONS OF THE SELLER...................................19

    Section 6.1  Existence and Good Standing.................................19
    Section 6.2  Authorization and Validity of Agreement.....................19
    Section 6.3  Subsidiaries................................................19
    Section 6.4  Financial Statements........................................20
    Section 6.5  Absence of Certain Changes..................................20
    Section 6.6  Sufficiency to Title........................................21
    Section 6.7   Leases.....................................................21
    Section 6.8  Material Contracts..........................................22
    Section 6.9  Consents and Approvals; No Violations.......................22
    Section 6.10  Litigation.................................................23
    Section 6.11  Taxes and Employee Benefits................................23
    Section 6.12  Intellectual Property......................................23
    Section 6.13  Compliance with Laws.......................................24
    Section 6.14  Environmental Matters......................................24
    Section 6.15  Personnel..................................................24
    Section 6.16  Broker's or Finder's Fees..................................24
    Section 6.17  Accuracy of Information Furnished..........................24

ARTICLE VII - REPRESENTATIONS OF THE PURCHASER...............................25

    Section 7.1  Existence and Good Standing; Authorization and Validity
                 of Agreement................................................25

                                      (i)

    Section 7.2  Consents and Approvals; No Violations.......................25
    Section 7.3  Litigation..................................................25
    Section 7.4  Available Funds.............................................26
    Section 7.5  Broker's or Finder's Fees...................................26
    Section 7.6  Investigation By Purchaser..................................26

ARTICLE VIII - ADDITIONAL AGREEMENTS.........................................26

    Section 8.1  Conduct of Purchased Business of the Seller.................26
    Section 8.2  Purchaser Access to Information.............................27
    Section 8.3  Reasonable Efforts; Cooperation; Consents and Approvals.....28
    Section 8.4  Exclusive Dealing...........................................29
    Section 8.5  Sale Procedures.............................................29
    Section 8.6  Public Disclosure...........................................30
    Section 8.7  Trademarks and Tradenames...................................30
    Section 8.8.  Apportionment..............................................30
    Section 8.9  Seller Access to Information................................31
    Section 8.10.  Employees.................................................31
    Section 8.11.  Phone Numbers.............................................32
    Section 8.12.  Delivery of Monthly Financial Statements..................32
    Section 8.13.  Post-Closing Covenants....................................32
    Section 8.14.  Confidential Information..................................33
    Section 8.15.  Prepaid Expenses..........................................33
    Section 8.16  Post-Closing Agreement.....................................33
    Section 8.17.  Certain Required Disclosure...............................34
    Section 8.18  Collection of Accounts Receivable..........................35

ARTICLE IX - CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER..................37

    Section 9.1  Truth of Representations and Warranties.....................37
    Section 9.2  Performance of Agreements...................................37
    Section 9.3  No Injunction...............................................37
    Section 9.4  Statutes....................................................37
    Section 9.5  Governmental and Other Approvals............................38
    Section 9.6  Bankruptcy Matters..........................................38
    Section 9.7  "Non-foreign" Status Certificate............................38
    Section 9.8  Delivery of Monthly Financial Statements....................38
    Section 9.9  Receipt of Amendments to Conditional Assigned Leases and
                 Conditional Assigned Contracts..............................38
    Section 9.10  Maximum Amount of Long-Term Debt/Capital Lease
                  Obligations................................................38
    Section 9.11  No Material Adverse Effect.................................38
    Section 9.12  Contractual or Legal Arrangements..........................38
    Section 9.14  Real Property Lease........................................39
    Section 9.14  Minimum Revenue............................................39
    Section 9.15  Confidential Customer Information..........................39

ARTICLE X - CONDITIONS TO THE OBLIGATIONS OF THE SELLER......................39

    Section 10.1  Truth of Representations and Warranties....................39

                                      (ii)

    Section 10.2  Performance of Agreements..................................40
    Section 10.3  No Injunction..............................................40
    Section 10.4  Statutes...................................................40
    Section 10.5  Governmental and Other Approvals...........................40
    Section 10.6  Bankruptcy Matters.........................................40
    Section 10.7  Receipt of Amendments to Conditional Assigned Leases and
                  Conditional Assigned Contracts.............................40

ARTICLE XI - NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES; TERMINATION.....41

    Section 11.1  No Survival of Representations or Warranties...............41
    Section 11.2  Events of Termination......................................41
    Section 11.3  Effect of Termination......................................42

ARTICLE XII - MISCELLANEOUS..................................................42

    Section 12.1  Expenses; Fees.............................................42
    Section 12.2  Transfer Taxes.............................................43
    Section 12.3  APPLICABLE LAW.............................................44
    Section 12.4  JURISDICTION; WAIVER OF JURY TRIAL.........................44
    Section 12.5  Captions; Headings; Table of Contents......................44
    Section 12.6  Notices....................................................44
    Section 12.7  Assignment; Parties in Interest............................46
    Section 12.8  Counterparts...............................................46
    Section 12.9  Entire Agreement...........................................46
    Section 12.10  Third Party Beneficiaries.................................46
    Section 12.11  Severability; Enforcement.................................46
    Section 12.12  Amendments; Waiver........................................47
    Section 12.13  No Strict Construction....................................47
    Section 12.14  Casualty, Risk of Loss....................................47
    Section 12.15  Service Agreement Regarding Covad Assets..................48









                                     (iii)

EXHIBITS
--------

EXHIBIT A Form of Bill of Sale
EXHIBIT B Form of Assumption Agreement
EXHIBIT C Form of Section 363/365 Order
EXHIBIT D Form of Sale Procedures Order
EXHIBIT E Sale Procedures

                            ASSET PURCHASE AGREEMENT

            This Asset Purchase Agreement (this "AGREEMENT"), dated as of October 16, 2002, by and among DSL.net, Inc., a Delaware corporation (the "PURCHASER"), and Network Access Solutions Corporation, a Delaware corporation (the "COMPANY"), Network Access Solutions LLC, a Virginia limited liability company and wholly-owned subsidiary of the Company (the "LLC"), NASOP, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("NASOP" and together with the Company and the LLC, the "SELLER") and Adelman Lavine Gold and Levin, a Professional Corporation, a Pennsylvania professional corporation (the "DEPOSIT ESCROW AGENT"). The Purchaser and the Seller are sometimes referred to herein individually as a "PARTY" and, collectively as the "PARTIES"). Other capitalized terms used herein are defined in Article I.

                                   WITNESSETH:
                                   ----------

            WHEREAS, the Purchaser desires to purchase certain assets of the Seller and to assume certain liabilities of the Seller, and the Seller desires to sell such assets to the Purchaser and to assign such liabilities to the Purchaser, on the terms and conditions set forth in this Agreement and in accordance with sections 105, 363 and 365 of Title 11 of the United States Code (together with the rules and regulations promulgated thereunder, the "BANKRUPTCY CODE") and other applicable provisions of the Bankruptcy Code;

            WHEREAS, the Company and NASOP have commenced voluntary Chapter 11 cases, which are being jointly administered (the "CHAPTER 11 CASE") in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT") and the Purchased Assets will be sold pursuant to an order of the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code, and such sale will include the assumption by the Purchaser of the Assumed Liabilities under Section 365 of the Bankruptcy Code, and the terms and conditions of this Agreement; and

            WHEREAS, the Seller desires to sell the Purchased Assets and to assign the Assumed Liabilities to further its reorganization efforts and to enable it to consummate a plan of reorganization in the Chapter 11 Case;

            NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            For purposes of this Agreement, the following terms shall have the meanings set forth below:

                        Asset Purchase Agreement - Page 2

            "AFFILIATE" means, with respect to a specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. As used herein, the term "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

            "AGREEMENT" shall have the meaning set forth in the Preamble.

            "ALLOCATION STATEMENT" shall have the meaning set forth in Section 3.2.

            "APPORTIONED OBLIGATIONS" shall have the meaning set forth in
Section 8.8.

            "ASSIGNED CONTRACTS" shall have the meaning set forth in Section 2.1(a)(iv).

            "ASSIGNED INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 2.1(a)(v).

            "ASSIGNED LEASES" shall have the meaning set forth in Section 2.1(a)(iii).

            "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.2(a).

            "ASSUMED DEBT" shall have the meaning set forth in Section 3.1(a).

            "ASSUMPTION AGREEMENT" shall have the meaning set forth in Section 4.3(c).

            "AUCTION" shall mean the auction of the Seller's assets pursuant to the Sale Procedures Order.

             "BANKRUPTCY ACTIONS" means any claim or cause of action arising under the Bankruptcy Code including, without limitation, claims or causes of action arising under Sections 544, 547, 548, 549 and 553 of the Bankruptcy Code and equivalent or analogous state law actions.

            "BANKRUPTCY CODE" shall have the meaning set forth in the Recitals.

            "BANKRUPTCY COURT" shall have the meaning set forth in the Recitals.

            "BILL OF SALE" shall have the meaning set forth in Section 4.2(i).

            "BREAK-UP FEE" means an amount equal to $525,000.

            "BUSINESS" means any and all business activities of any kind that are conducted by the Seller and its Subsidiaries prior to and as of the Closing Date.

            "BUSINESS DAY" means any day except a Saturday, a Sunday or other day on which commercial banks are required or authorized to close in New Haven, Connecticut or Herndon, Virginia.

                       Asset Purchase Agreement - Page 3

            "CASH EQUIVALENTS" mean certificates of deposits, time deposits, bankers' acceptances, commercial paper and government securities, in each case, with maturities of less than one year.

            "CASH PURCHASE PRICE" shall have the meaning set forth in Section
3.1.

            "CHAPTER 11 CASE" shall have the meaning set forth in the Recitals.

            "CLOSING" shall have the meaning set forth in Section 4.1.

            "CLOSING DATE" shall have the meaning set forth in Section 4.1.

            "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

            "COMMISSION" shall have the meaning set forth in Section 6.4.

            "COMMUNICATIONS LICENSES" means all licenses, certificates, registrations or other authorizations issued by the Federal Communications Commission (FCC) or state regulatory authorities and held by the Seller.

            "COMPANY" shall have the meaning set forth in the Preamble.

            "COMPETING TRANSACTION" means any proposed transfer or disposition of all or substantially all of the Purchased Assets or any significant portion thereof, or any transfer of a controlling ownership interest in the Seller, any Subsidiary, the Purchased Business or any significant portion thereof, in a single transaction or series of related transactions to any Person other than the Purchaser, or any proposed Chapter 11 plan of reorganization other than a plan of liquidation that does not contemplate the consummation of the transactions contemplated by this Agreement.

            "CONDITIONAL ASSIGNED CONTRACTS" shall have the meaning set forth in
Section 2.1(a)(iv).

            "CONDITIONAL ASSIGNED LEASES" shall have the meaning set forth in
Section 2.1(a)(iii).

            "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 8.14(b).

            "CONFIDENTIAL CUSTOMER INFORMATION" shall have the meaning set forth in Section 8.14(b).

            "CONTRACTS" shall have the meaning set forth in Section 6.8(a).

            "COVAD" shall mean Covad Communications Group, Inc., a Delaware corporation, and all of its Affiliates.

            "COVAD ASSETS" means all of the Seller's broadband customer circuits which are supported on a wholesale basis by Covad's underlying circuit connections, all related customer

                        Asset Purchase Agreement - Page 4

service agreements, all installed customer premise equipment used in connection with the provisioning of such services to such customers, all assets listed on
Schedule 1 hereto, and all other circuits and services provided by Covad.

            "CURE COSTS" shall have the meaning set forth in Section 2.2(b)(x).

            "DEPOSIT" shall have the meaning set forth in Section 3.1(b).

            "DEPOSIT ESCROW AGENT" shall have the meaning set forth in the Preamble.

            "DEPOSIT INTEREST" shall mean all interest earned on the Deposit.

            "DESIGNATED RESTRUCTURING COSTS" means all out-of-pocket fees and expenses incurred or owed in connection with the administration of the Chapter 11 Case, including, without limitation, the U.S. Trustee fees, the fees and expenses of attorneys, accountants, financial advisors, consultants and other professionals retained by the Seller, the creditors' committee, all postpetition lenders or all prepetition lenders incurred or owed in connection with the administration of the Chapter 11 Case, and all out-of-pocket expenses of the Seller and its Subsidiaries in connection with the transactions contemplated by this Agreement.

            "EARNED REVENUE" means the number obtained by multiplying (i) Expected Revenue by (ii) a fraction the numerator of which is the number of days in the period beginning on (and including in such period) the Closing Date and ending on (and including in such period) the last day of the month in which Closing occurs and the denominator of which is the number of days in the month in which Closing occurs.

            "EMPLOYEE PLAN" means an employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, including each "employee benefit plan," as such term is defined in
Section 3(3) of ERISA, that is subject to ERISA, maintained or contributed to by any Seller or any ERISA Affiliates of Seller.

            "EMPLOYEE LIST" shall have the meaning set forth in Section 6.15.

            "ENCUMBRANCES" means all liens, claims, judgments, licenses, subleases, mortgages, pledges, security interests, conditional sales agreements, charges, options, rights of first refusal or first offer, reservations, restrictions or other encumbrances or defects in title of any kind.

            "ENVIRONMENTAL LAW" means all Laws in effect as of the Closing Date relating to natural resources or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, ET. SEQ., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, ET. SEQ., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET. SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET. SEQ., and the Clean Air Act, 42 U.S.C. Section 7401, ET. SEQ.

                        Asset Purchase Agreement - Page 5

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

            "ERISA AFFILIATE" means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            "EXCHANGE ACT DOCUMENTS" means the documents filed by the Company under the Exchange Act since the end of its most recently completed fiscal year through the date hereof, including without limitation, it most recent annual report of Form 10-K.

            "EXCLUDED ASSETS" shall have the meaning set forth in Section
2.1(b).

            "EXCLUDED CONTRACTS" shall have the meaning set forth in Section 2.2(b)(iii).

            "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 2.2(b).

            "EXPENSE REIMBURSEMENT" means the actual and reasonable documented fees and expenses incurred by the Purchaser in connection with the transactions contemplated by this Agreement, including, without limitation, fees and expenses incurred in connection with the preparation and negotiation of the Letter of Intent by and between Purchaser and the Company dated as of August 9, 2002 related to the Purchased Assets, this Agreement and any related agreements or instruments, and the Purchaser's due diligence reviews and the fees and expenses of Purchaser's professionals.

            "EXPECTED REVENUE" means the number obtained by multiplying (i) Revenue by (ii) sixty-five percent (65%).

            "FIRM ASSIGNED CONTRACTS" shall have the meaning set forth in
Section 2.1(a)(iv).

            "FIRM ASSIGNED LEASES" shall have the meaning set forth in Section 2.1(a)(iii).

            "GAAP" means generally accepted accounting principles in the United States of America as set forth in pronouncements of the Financial Accounting Standards Board and the American Institute of Certified Public Accountants, as such principles are from time to time supplemented and amended.

             "GOVERNMENTAL AUTHORITY" means any (i) federal, state, local, municipal, foreign or other government; (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iii) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

            "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 6.12.

                        Asset Purchase Agreement - Page 6

            "LAW" or "LAWS" means any and all statutes, laws, ordinances, codes, proclamations, rules, regulations, published requirements, judicial decisions, orders, decrees, consent decrees and rules or common law of any Governmental Authority, in each case, as amended and in effect from time to time.

            "LUCENT TECHNOLOGIES ACTION" means the arbitration action pending between the Seller and Lucent Technologies, Inc.

            "MANAGEMENT AGREEMENT" means a management agreement in a form acceptable to Purchaser and Seller, effective at the Closing, that permits the Purchaser to manage certain of the operations of the Seller relating to the Purchased Business and certain of the Purchased Assets for a specified period of time post-Closing while the Purchaser seeks to obtain (i) any third-party consents or approvals (including, without limitation, from any Governmental Authority) necessary to enable the Purchaser to establish contractual or other legal arrangements required to operate the Purchased Assets (provided that in the event any such contractual or other legal arrangement requires any payment of Cure Costs by Seller or results in any increase in the obligations or liabilities of Seller, then such contractual or other legal arrangements require the consent of Seller) and/or (ii) any modifications to Assigned Contracts relating to any of the foregoing.

            "MATERIAL ADVERSE EFFECT" means any change or effect that (i) would prevent, materially interfere with or materially delay the Seller from performing its obligations under this Agreement, or (ii) is or would reasonably be expected to be materially adverse to the assets, condition (financial or otherwise), operations, or results of operations of the Purchased Business or the Purchased Assets or the physical condition of the Purchased Assets; provided, however, that a decrease in Revenue to an amount not less than $2.3 million shall not in itself be a Material Adverse Effect.

            "MONTHLY FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 6.4.

            "NET PURCHASE PRICE AMOUNT" shall mean the Cash Purchase Price (as may be adjusted pursuant to Section 2.1(d)) less the sum of (a) the Deposit and
(b) the Deposit Interest.

            "OTHER INTELLECTUAL PROPERTY" means (i) trade secrets and confidential business information (whether patentable or nonpatentable and whether or not reduced to practice), know-how, manufacturing and product processes and techniques, operating systems (including, without limitation, billing, customer service, provisioning and IT systems), research and development information, unregistered copyrights, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (ii) other proprietary rights relating to any of the foregoing (including, without limitation, associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions), and (iii) copies and tangible embodiments of the foregoing, in each case, owned or licensed by the Seller which is used in the operation of the Purchased Business or necessary for the continued operation of the Purchased Business by the Purchaser after the Closing Date, but in any event excluding any and all Intellectual Property.

                        Asset Purchase Agreement - Page 7

            "OVERBID" shall have the meaning set forth in Section 5.1(a).

            "PARTY" and "PARTIES" shall have the meaning set forth in the Preamble.

            "PERSON" means and includes any individual, any legal entity, including, without limitation, any partnership, joint venture, corporation, limited liability company, limited liability partnership and trust, any unincorporated organization, and any Governmental Authority.

            "POST-CLOSING CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 8.14(a).

            "PROPOSED SALE" shall have the meaning set forth in Section 5.1(a).

            "PURCHASE PRICE" shall have the meaning set forth in Section 3.1(a).

            "PURCHASE PRICE AMOUNT" shall have the meaning set forth in Section 3.1(a).

            "PURCHASED ASSETS" shall have the meaning set forth in Section
2.1(a).

            "PURCHASED BUSINESS" means any and all business activities of any kind that are conducted by Seller and its Subsidiaries as of the Closing Date, other than business activities involving exclusively the Covad Assets.

            "PURCHASED FIXED ASSETS" shall have the meaning set forth in Section 2.1(a)(ii).

            "PURCHASED INVENTORY" shall have the meaning set forth in Section 2.1(a)(i).

            "PURCHASER" shall have the meaning set forth in the Preamble.

            "REMITTANCE ADVICE" shall have the meaning set forth in Section 8.18(b).

            "REVENUE" means the aggregate monthly recurring service billings, net of credits (other than credits for customer cash remittances), included in the Seller's most recent billing run prior to the Closing Date (provided that such billings are made in accordance with the Seller's regular billing practices) to those customers that have made a cash remittance to the Seller (other than in the form of a final settlement) during the 75 days immediately prior to the second day immediately preceding the Closing Date; provided that such cash remittance has been credited to the customer's account and deposited in a Seller bank account.

            "SALE HEARING" shall have the meaning set forth in Section 5.1(a).

            "SALE PROCEDURES" shall have the meaning set forth in Section
11.2(f).

            "SALE PROCEDURES HEARING" shall have the meaning set forth in
Section 5.1(a).

            "SALE PROCEDURES ORDER" shall have the meaning set forth in Section 5.1(a).

            "SECTION 363/365 ORDER" shall have the meaning set forth in Section 5.1(b).

                        Asset Purchase Agreement - Page 8

            "SECURITIES ACT" shall have the meaning set forth in Section 9.16.

            "SELLER" shall have the meaning set forth in the Preamble.

            "SERVER ROOMS" shall have the meaning set forth in Section 9.13.

            "SERVICES" shall have the meaning set forth in Section 8.16.

            "STANDARD FORM CUSTOMER CONTRACTS" shall have the meaning set forth in Section 6.8(b).

            "SUBSIDIARY" shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

            "TAX" or "TAXES" means any domestic or foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including all estimated taxes, deficiency assessments and any interest, penalty or addition thereto.

            "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "UNALLOCATED CASH REMITTANCES" shall have the meaning set forth in
Section 8.18(c).

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS;
                    ASSIGNMENT AND ASSUMPTION OF LIABILITIES

            Section 2.1 Purchase and Sale of Assets. (a) Pursuant to sections 363 and 365 (and other applicable provisions) of the Bankruptcy Code and on the terms and subject to the conditions set forth in this Agreement, at the Closing, subject to Section 2.1(b), Section 2.1(c) and Section 8.3(b), the Purchaser will purchase, acquire and accept (or cause to be purchased, acquired and accepted) from the Seller, and the Seller will sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to the Purchaser, against the receipt by the Seller of the consideration specified in
Section 3.1, all assets and properties of every kind, nature and description, wherever located, real, personal or mixed, tangible, intangible, owned, held or used in the conduct of the Purchased Business by the Seller other than the Excluded Assets, free and clear of all Encumbrances, and including, without limitation, all of the Seller's right, title and interest in and to the following assets and rights (collectively, the "PURCHASED ASSETS"):

                        Asset Purchase Agreement - Page 9

                        (i) all supplies and inventory related to the Purchased
            Business, wherever located (collectively, the "PURCHASED
            INVENTORY");

                        (ii) all personal property and interests therein,
            including, without limitation, all network assets and equipment supporting broadband service to customers, customer premise equipment, machinery, equipment, office equipment, communications equipment, computer hardware and software (other than any software license agreements with Microsoft Corporation), motor vehicles, furniture, fixtures, spare and replacement parts, and other personal property owned or used by the Seller with respect to the Purchased Business on the Closing Date, wherever located, including, without limitation, the equipment subject to the leases listed on Schedule 2.1(a)(ii)(A) and the equipment listed on Schedule 2.1(a)(ii)(B) (collectively, the "PURCHASED FIXED ASSETS");

                        (iii) all rights under or in connection with all leases
            and subleases of real property set forth in, and attached to,
            Schedule 2.1(a)(iii)(A) (collectively, the "FIRM ASSIGNED LEASES") and Schedule 2.1(a)(iii)(B) (as such leases and subleases on Schedule 2.1(a)(iii)(B) may be amended, modified or supplemented from time to time prior to the Closing Date in accordance with the provisions of this Agreement)(collectively, the "CONDITIONAL ASSIGNED LEASES"), together with the Seller's interest in all buildings, facilities, fixtures and other improvements thereon and all easements, rights-of-way, transferable licenses and permits and other appurtenances thereto, except as otherwise provided in such Schedules and subject to Section 8.3(b) (the Firm Assigned Leases and the Conditional Assigned Leases are referred to collectively as the "ASSIGNED LEASES");

                        (iv) all rights under or in connection with all
            contracts, licenses, commitments, purchase orders, agreements, instruments and unexpired leases and subleases (collectively, the "ASSIGNED CONTRACTS"): (A) relating to the Purchased Business or Assumed Liabilities and set forth in, and attached to, Schedule 2.1(a)(iv)(A) (collectively, the "FIRM ASSIGNED CONTRACTS") and
            Schedule 2.1(a)(iv)(B) (as Schedule 2.1(a)(iv)(B) and the agreements listed on Schedule 2.1(a)(iv)(B) may be amended or modified from time to time prior to the Closing Date in accordance with the provisions of this Agreement)(collectively, the "CONDITIONAL ASSIGNED CONTRACTS"), and (B) with the customers of the Purchased Business relating to the provision of services or equipment to such customers;

                        (v) all Intellectual Property and Other Intellectual
            Property owned, licensed or used by the Seller in respect of the Purchased Business on the Closing Date, including all tradenames, trademarks, service marks, domain names, trademark registrations and applications therefor, service mark registrations and applications therefor, copyright registrations and applications (including without limitation the names and Internet protocol addresses set forth on Schedule 2.1(a)(v)) therefor and all goodwill associated therewith (but excluding those used exclusively in connection with any Excluded Asset), all software license agreements (other than any software license agreements with Microsoft Corporation), all documents embodying proprietary information and copyright-protected material and all evidence of ownership of such Intellectual Property and Other Intellectual Property (collectively, the "ASSIGNED INTELLECTUAL PROPERTY");

                       Asset Purchase Agreement - Page 10

                        (vi) true, complete and correct copies of all books,
            records and other data and information relating to the Purchased Business or to any customer of the Purchased Business, including, without limitation, all books, records, materials, manuals, financial and accounting statements, sales and promotional materials and records, advertising materials, customer lists, supplier lists, mailing lists, distribution lists, business plans, credit information, cost and pricing information, reference catalogs, data and information derived from management information systems, and other similar property and rights that relate to or are used in connection with the Purchased Business, wherever located;

                        (vii) any counterclaims, setoffs or defenses the Seller
            may have with respect to any Assumed Liabilities;

                        (viii) all prepaid expenses and assets of the Seller
            (including deposits), in each case to the extent related to any other Purchased Asset, including, without limitation, any claims or other rights under insurance policies of the Seller (other than insurance policy deposits) relating to any other Purchased Asset, but excluding any prepaid expenses made by Seller to any third-party set forth on Schedule 2.1(a)(viii) that are credited to or otherwise made available to Purchaser post-Closing by such third-parties.

                        (ix) all rights, claims, credits, causes of action or
            rights of set-off against third parties relating to the Purchased Business or the Purchased Assets, including unliquidated rights under manufacturers' and vendors, warranties but specifically excluding any of the foregoing in connection with the Lucent Technologies Action;

                        (x) to the extent transferable, all licenses, permits or
            other governmental authorizations affecting, or relating in any way to, the Purchased Business or the Purchased Assets, including the items listed on Schedule 2.1(a)(x), but excluding the Communications Licenses; and

                        (xi) all goodwill and other intangible assets associated
            with the Purchased Business or the Purchased Assets.

            (b) Notwithstanding anything to the contrary in Section 2.1(a), the Purchased Assets shall not include any of the Seller's right, title and interest in and to the following assets and rights (collectively, the "EXCLUDED ASSETS"):

                        (i) all cash and Cash Equivalents of the Seller whether
            on hand, in transit or in banks or other financial institutions, security entitlements, securities accounts, commodity contracts and commodity accounts;

                        (ii) all notes and accounts receivable, including any
            notes and accounts receivable from any of Seller's Affiliates and any refunds and rebates payable to the Seller by its customers;

                        (iii) all rights and claims under the Excluded
            Contracts;

                       Asset Purchase Agreement - Page 11

                        (iv) all of the Seller's rights under this Agreement and
            any Assumption Agreement;

                        (v) any shares of capital stock of, or other equity
            interests in, the Seller or any of its Subsidiaries;

                        (vi) the causes of action, lawsuits, judgments, claims
            and demands of any nature available being pursued by Seller (whether arising by way of counterclaim or otherwise) in the Lucent Technologies Action, the Chapter 11 Case and the Bankruptcy Actions;

                        (vii) the original copies of all books, records and
            other data and information identified in Section 2.1(a)(vi), and all accounting and tax records, taxpayer identification numbers, books and records, accounting ledgers and organizational documents, seals, minute books, stock transfer books and other documents relating solely to the organization, maintenance and existence of any Seller as a corporation or limited liability company;

                        (viii) the Covad Assets;

                        (ix) all prepaid expenses and assets (including
            deposits), to the extent not referred to in Section 2.1(a)(viii);

                        (x) assets of any Employee Plan;

                        (xi) all Communication Licenses;

                        (xii) subject to Section 12.14, all contracts of
            insurance and insurance policies and plans;

                        (xiii) all Tax refunds;

                        (xiv) all documents relating exclusively to an Excluded
            Asset; and

                        (xv) those assets listed on Schedule 2.1(b)(xv).


            (c) Notwithstanding anything to the contrary in this Agreement, Purchaser may with the consent of the Company, simultaneously amend each of
Schedule 2.1(a)(ii)(A) and Schedule 2.1(a)(iv)(B) to delete any contract listed on Schedule 2.1(a)(iv)(B) and add such contract (and the equipment subject to such contract) to Schedule 2.1(a)(ii)(A), at which time Purchaser shall deliver to the Company a revised version of such schedules. Failure by either Purchaser or the Company to consent to such amendment shall not in itself be an event of termination.

            (d) Notwithstanding anything to the contrary in this Agreement, to the extent any of the agreements listed on Schedule 2.1(a)(ii)(A), as such Schedule may be amended pursuant to this Agreement, are deemed by the Bankruptcy Court on or prior to the Closing to be executory contracts and/or true leases
(i) the purchase and sale of the equipment subject to such agreements

                       Asset Purchase Agreement - Page 12

pursuant to this Agreement shall be deemed to be an "assumption" of such agreements and each such agreement will be deemed to be a Firm Assigned Contract for purposes of this Agreement and Schedule 2.1(a)(iv)(A) shall be amended to reflect the assumption of such agreements, and (ii) the aggregate payments, if any, due on or after the Closing Date under such agreements as determined by Purchaser and Seller and assumed by Purchaser pursuant to this Agreement shall be deducted from the Cash Purchase Price.

            Section 2.2 Assignment and Assumption of Liabilities. (a) On the terms and subject to the conditions of this Agreement, at the Closing, subject to Section 2.2(b), the Seller will assign to the Purchaser, and the Purchaser will assume and agree to pay, perform and discharge when due the Seller's liabilities, commitments and obligations arising from and after the Closing under or in connection with the Assigned Leases and the Assigned Contracts (collectively, the "ASSUMED LIABILITIES"). The Parties acknowledge that the Assumed Liabilities shall include an aggregate of (i) no more than $10,000,000.00 in principal of long-term debt or capital lease obligations under the Conditional Assigned Contracts and (ii) those liabilities, commitments and obligations arising from and after the Closing under such Assigned Leases and Assigned Contracts.

            (b) Notwithstanding anything to the contrary in Section 2.2(a) or any other provision in this Agreement, the Purchaser is assuming only the Assumed Liabilities and no other liability, commitment or obligation of the Business or the Seller or any other Person whatsoever, of whatever nature whether presently in existence or arising or asserted hereafter. The Purchaser shall not be deemed to be a successor-in-interest to the Seller for any purposes whatsoever. All liabilities, commitments and obligations other than the Assumed Liabilities will be retained by, and remain liabilities, commitments and obligations of, the Seller (collectively, the "EXCLUDED LIABILITIES") and such Excluded Liabilities shall include, without limitation, the following:

                        (i) any and all liabilities, commitments and obligations
            of the Seller resulting from any litigation, claim, arbitration, investigation or other proceeding, including, without limitation, those resulting from the Lucent Technologies Action, the Chapter 11 Case and the Bankruptcy Actions, and all other liabilities, commitments and obligations arising in connection with all actions, suits, claims, arbitrations, investigations or proceedings pending on the Closing Date or arising after the Closing Date caused by or arising out of or resulting from, directly or indirectly, any alleged or actual acts or omissions occurring on or before the Closing Date;

                        (ii) any and all liabilities, commitments and
            obligations of the Seller for money borrowed, whether such liabilities, commitments and obligations were incurred in the operation of the Purchased Business or otherwise, other than such liabilities, commitments and obligations assumed in connection with the Assumed Liabilities;

                        (iii) any and all liabilities, commitments and
            obligations of the Seller in respect of or under all, commitments, purchase orders, agreements, instruments, leases and subleases that do not constitute Assigned Contracts, Assigned Leases or licenses of Assigned Intellectual Property, including the Government Prime Contract DCA###-##-#### dated 10/16/00, as amended by and between AT&T and the Company (collectively,

                       Asset Purchase Agreement - Page 13

            the "EXCLUDED CONTRACTS"), and any and all liabilities, commitments and obligations of the Seller in respect of or under all Assigned Contracts, Assigned Leases and licenses of Assigned Intellectual Property arising on or before the Closing Date except to the extent such liabilities, commitments and obligations represent Assumed Liabilities;

                        (iv) any and all liabilities, commitments and
            obligations of the Seller relating to Employee Plans;

                        (v) any and all liabilities, commitments and obligations
            of the Seller arising from, or related to, environmental conditions or violations of Environmental Law existing or occurring on or prior to the Closing Date;

                        (vi) except as provided in Section 8.8 and 12.2, any and
            all liabilities, commitments and obligations for Taxes of the Seller, including any and all liabilities, commitments and obligations for Taxes attributable to the ownership of the Purchased Assets or operation of the Purchased Business (including any such liabilities that arise in connection with the transactions contemplated by this Agreement) on or prior to the Closing Date;

                        (vii) any and all liabilities or obligations of the
            Seller arising from the breach by the Seller of any term, covenant or provisions of any of the Assigned Contracts or the Assigned Leases;

                        (viii) any and all liabilities, commitments and
            obligations of the Seller for Designated Restructuring Costs and any contracts related thereto;

                        (ix) any and all trade and vendor accounts payable,
            including, without limitation, trade and vendor accounts payable related to the Purchased Business or the Purchased Assets;

                        (x) all costs of curing any and all defaults under the
            Assigned Contracts and the Assigned Leases (collectively, the "CURE COSTS"); and

                        (xi) any and all other liabilities, commitments and
            obligations of the Seller not expressly assumed by the Purchaser pursuant to Section 2.2(a) or any of the other provisions of this Agreement.

                                   ARTICLE III

                                 PURCHASE PRICE;
                           PAYMENT OF PURCHASE PRICE;
                          ALLOCATION OF PURCHASE PRICE

            Section 3.1 Purchase Price; Payment of Purchase Price Amount. (a) An aggregate purchase price (the "PURCHASE PRICE") of $17,000,000.00, consisting of Purchaser's assumption of long-term debt and capital lease obligations of the Seller included in the Assumed Liabilities

                       Asset Purchase Agreement - Page 14

in an aggregate amount of no more than $10,000,000.00 in principal and, subject to 2.1(d), an amount in cash (the "CASH PURCHASE PRICE") equal to $7,000,000.00 less the sum of the (i) actual and documented direct amounts paid or incurred, if any, by Purchaser to the provider of services described in Section 9.12 in connection with establishing the contractual or other legal arrangements set forth in Section 9.12 and (ii) the Earned Revenue (the "PURCHASE PRICE AMOUNT") shall be payable to the Company by the Purchaser at the Closing as consideration for the sale, conveyance, transfer and assignment of the Purchased Assets. In the event the aggregate principal amount of long-term debt and capital lease obligations (the "ASSUMED DEBT") included in the Assumed Liabilities is less than $10,000,000, then the Purchaser will issue, execute and deliver an unsecured promissory note to the Company at Closing in a form acceptable to Purchaser and the Company in an amount equal to one-half of the difference between $10,000,000 and the aggregate principal amount of the Assumed Debt, taken as a whole. The term, the interest rate and the payment terms of such note shall be substantially the same terms the Purchaser is subject to with respect to such Assumed Debt, taken as a whole; provided, however, that the promissory note shall be assignable by the Company without the consent of Purchaser to the extent allowable by law.

            (b) Within one Business Day of the execution of this Agreement, the Purchaser shall deliver $500,000.00 to the Deposit Escrow Agent by wire transfer of immediately available funds to a bank account designated by the Deposit Escrow Agent (the "DEPOSIT"), which Deposit shall be held by the Deposit Escrow Agent in a segregated interest-bearing bank account subject to the jurisdiction of the Bankruptcy Court. If this Agreement is terminated in accordance with
Article XI for any reason other than pursuant to Section 11.2(c) or is terminated pursuant to Section 12.14, the Deposit and Deposit Interest shall be returned within two Business Days to the Purchaser. If this Agreement is terminated pursuant to Section 11.2(c), the Deposit and the Deposit Interest shall be delivered to the Company.

            (c) At the Closing, the Purchase Price shall be paid as follows:

                        (i) The Purchaser and the Seller shall cause the Deposit
            and the Deposit Interest to be paid by the Deposit Escrow Agent to the Company, acting on behalf of the Seller, which amounts shall be credited against the Purchase Price; and

                        (ii) The Purchaser shall deliver to the Company, acting
            on behalf of the Seller, the Net Purchase Price Amount by wire transfer of federal or other immediately available funds to a bank account designated at least two Business Days prior to the Closing by the Company (acting on behalf of the Seller) or, if the Company fails to give the Purchaser written wire instructions, by delivery of a check payable in immediately available funds to the order of the Company.

            Section 3.2 Allocation of Purchase Price for Tax Purposes. The Seller and the Purchaser shall use their respective commercially reasonable efforts to allocate the aggregate purchase price to be paid for the Purchased Assets in accordance with Section 1060 of the Code. No later than sixty (60) days following the Closing Date, the Purchaser shall prepare and provide to the Seller a draft allocation of the aggregate purchase price among the Purchased Assets (the "ALLOCATION STATEMENT"), such Allocation Statement to be prepared in accordance with the methodology set

                       Asset Purchase Agreement - Page 15

forth in the Code. The Seller shall notify the Purchaser within thirty (30) days of receipt of such draft Allocation Statement of any objections that the Seller may have thereto. The Seller and the Purchaser shall negotiate in good faith to resolve any disagreement with respect to such Allocation Statement. Under no circumstances, however, shall the failure to agree on the allocation of the aggregate purchase price among the Purchased Assets or to resolve any disagreements with respect to such allocation be or be claimed to be a breach of this Agreement. In addition, the Seller and the Purchaser shall timely file any information required to be filed pursuant to the Treasury Regulations promulgated under Section 1060 of the Code, and, if the allocations of the Purchase Price for Tax purposes shall have been agreed by the Parties upon as contemplated by this Section 3.2, shall use the allocation determined pursuant to this Section 3.2 in connection with the preparation of IRS Form 8594 (and any supplemental filings required in connection therewith) as such form relates to the transactions contemplated by this Agreement. If the allocations of the Purchase Price for Tax purposes shall have been agreed upon as contemplated by this Section 3.2, neither the Seller nor the Purchaser shall file any Tax Return or otherwise take any position or action for Tax purposes that is inconsistent with the allocation determined pursuant to this Section 3.2, except as may be adjusted by subsequent agreement following an audit by the Internal Revenue Service or by court decision. Notwithstanding the foregoing, the allocation referred to herein shall not be binding on the Seller or its creditors for the purpose of determining any distribution by the Seller of the funds received hereunder and/or the value of the liens of any creditors in such funds.

                                   ARTICLE IV

                                     CLOSING

            Section 4.1 Closing. Subject to the terms and conditions set forth in this Agreement, the closing of the purchase and sale of the Purchased Assets and the assignment and assumption of the Assumed Liabilities (the "CLOSING") will be at 10:00 A.M. (Eastern Standard Time) at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, or at such other location agreed to by the Purchaser and the Company, on the first Business Day to occur following the date on which all of the conditions to the Parties' obligations under Articles IX and X hereof have been satisfied or waived by the appropriate Party, or such other date as may be agreed upon by the Purchaser and the Company (the date of the Closing being herein referred to as the "CLOSING DATE"). The Parties will use reasonable efforts to have the Closing take place on or before December 1, 2002.

            Section 4.2 Deliveries by the Seller at the Closing. At the Closing, the Seller will:

            (a) deliver, or cause to be delivered, to the Purchaser, one or more duly executed bills of sale, as reasonably requested by the Purchaser, with respect to Purchased Assets (other than as covered under Sections 4.2(c) and (d) below) set forth in Section 2.1(a), each substantially in the form annexed hereto as Exhibit A (each, a "BILL OF SALE");

            (b) deliver, or cause to be delivered, to the Purchaser duly executed instruments of assignment in a form reasonably acceptable to the Purchaser of all interests, titles and other rights

                       Asset Purchase Agreement - Page 16

in, to and under all contracts, agreements, permits, licenses and authorizations which are included in the Purchased Assets;

            (c) deliver, or cause to be delivered, to the Purchaser all such other quit-claim deeds, endorsements, assignments and other instruments, documents and agreements as are reasonably necessary to carry out the transfers and assignments contemplated by this Agreement and to comply with the terms hereof;

            (d) deliver, or cause to be delivered, to the Purchaser duly executed copies of the consents referred to in Section 6.9;

            (e) deliver, or cause to be delivered, to the Purchaser all consents, orders and approvals of the Bankruptcy Court (including, without limitation, a certified copy of the Section 363/365 Order substantially in the form annexed hereto as Exhibit C (provided that any changes to such form of order must be reasonably acceptable to the Purchaser)), and all necessary creditors and other parties to the Chapter 11 Case and all other third parties, if any, necessary to effectuate transfer of the Purchased Assets and to consummate the transactions contemplated hereby;

            (f) deliver, or cause to be delivered, to the Purchaser the certificates referred to in Sections 9.1, 9.2 and 9.11; and

            (g) if agreed by the Purchaser and the Seller, deliver, or cause to be delivered, to the Purchaser the Management Agreement duly executed by the Seller.

            Section 4.3 Deliveries by the Purchaser at the Closing. At the Closing, the Purchaser will:

            (a) deliver, or cause to be delivered, to the Seller the Assumption Agreement(s) providing for the assumption by the Purchaser of the Assumed Liabilities, duly executed by the Purchaser;

            (b) pay to the Seller the Net Purchase Price Amount in accordance with Section 3.1(c);

            (c) deliver, or cause to be delivered, to the Seller one or more duly executed general assignment and assumption agreements, as reasonably requested by the Seller, with respect to the Assumed Liabilities set forth in
Section 2.2(a), each substantially in the form annexed hereto as Exhibit B (each, an "ASSUMPTION AGREEMENT");

            (d) deliver, or cause to be delivered, to the Seller the certificates referred to in Sections 10.1 and 10.2;

            (e) if agreed by the Purchaser and the Seller, deliver, or cause to be delivered, to the Seller the Management Agreement duly executed by the Purchaser; and

                       Asset Purchase Agreement - Page 17

            (f) deliver amendments to the Conditional Assigned Leases and Conditional Assigned Contracts that are included in the Assigned Leases and Assigned Contracts in accordance with this Agreement.

            Section 4.4 Further Assurances. After the Closing and without further consideration, each Party will from time to time, at the reasonable request and expense of the requesting Party, execute and deliver such other instruments of conveyance and transfer and such other instruments, documents and agreements and take such other actions as such other Party may reasonably request or as may be reasonably requested by any applicable Governmental Authorities or third parties, in each case in order to more effectively or more expeditiously consummate any of the transactions contemplated in this Agreement and to vest in the Purchaser the right, title and interest in, to and under the Purchased Assets, to assist the Purchaser in the collection and reduction to possession of the Purchased Assets (and the exercise of rights with respect thereto) and to provide for the assumption by the Purchaser of the Assumed Liabilities; provided that the requesting Party will prepare any additional documents and instruments and will handle any submittal, applications, processing, recording and registrations. Without limiting the provisions of
Section 12.4, the Purchaser and the Seller hereby irrevocably consent to the personal and subject-matter jurisdiction of the Bankruptcy Court for all purposes necessary to effectuate this Section 4.4. The Seller will seek to include in any plan of reorganization in the Chapter 11 Case supported by it a provision for retained jurisdiction of the Bankruptcy Court to effectuate this
Section 4.4, and will use commercially reasonable efforts to oppose any such plan of reorganization which fails to include such a provision.

                                    ARTICLE V

                            BANKRUPTCY COURT APPROVAL

            Section 5.1 Bankruptcy Court Orders. (a) Within one (1) Business Day following full the execution and delivery of this Agreement, the Seller shall file a motion or motions with the Bankruptcy Court seeking on an expedited basis an order approving, among other things, the Sale Procedures in connection with the Seller's request to sell and assign, as applicable, the Purchased Assets and the Assumed Liabilities to the Purchaser pursuant to this Agreement and Sections 363 and 365 of the Bankruptcy Code, free and clear of all Encumbrances in or on the Purchased Assets (including any and all "claims and interests" in the assets within the meaning of Section 363(f) of the Bankruptcy Code), such that the Purchaser will not, among other things, incur any liability as an alleged successor to the Purchased Business (the "PROPOSED SALE", and the hearing to consider approval of the Proposed Sale, the "SALE HEARING"), establishing notice and service requirements to creditors and parties in interest of the Proposed Sale, approving the Break-up Fee and Expense Reimbursement contemplated hereby, establishing a deadline for submission of competing bids for the Purchased Assets, and establishing thresholds for initial and subsequent overbids, and setting a date for the Sale Hearing (the "SALE PROCEDURES ORDER", and the hearing to consider approval of the Sale Procedures Order, the "SALE PROCEDURES HEARING"). The Sale Procedures Order shall provide that the Seller shall consider a Competing Transaction to be a "higher or better" offer only if such Competing Transaction meets the following requirements (an "OVERBID"): (i) the Overbid shall consist of an agreement in a form substantially similar to this

                       Asset Purchase Agreement - Page 18

Agreement, marked to show any changes thereto, that contains terms and conditions, taken as a whole, no less favorable to the Seller than those contained in this Agreement; (ii) the initial Overbid shall be at least $675,000 higher than the Purchase Price; (iii) the Overbid must be accompanied by a deposit of at least $500,000 to be held in escrow; (iv) the Overbid shall provide for the purchase of not less than all of the Purchased Assets; and (v) the Person submitting such Overbid shall provide written evidence reasonably satisfactory to the Company demonstrating that such bidder has the financial ability to consummate the proposed purchase of the Purchased Assets at the Overbid amount.

            (b) The Seller shall as promptly as reasonably practicable, and in any event within one (1) Business Day following the execution of this Agreement, file a motion with the Bankruptcy Court seeking to schedule the Sale Hearing. The Sale Procedures Order will be substantially in the form annexed hereto as Exhibit D, and the order approving the Proposed Sale (the "SECTION 363/365 ORDER") will be substantially in the form annexed hereto as Exhibit C (provided that, in each case, any changes to such form of order must be reasonably acceptable to Purchaser and such acceptance shall be conclusively presumed unless Purchaser notifies Seller in writing that either the Sale Procedures Order or the Section 363/365 Order is not acceptable (indicating the reasons for same) within one business day after such orders are entered by the Bankruptcy Court), and the motions relating to the Sale Procedures Order and the Section 363/365 Order will be in form and substance reasonably satisfactory to the Purchaser.

            (c) Subject to the Seller's obligations to comply with any order of the Bankruptcy Court (including, without limitation, the Sale Procedures Order), the Seller and the Purchaser will promptly make any filings, take all actions and use reasonable efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the transactions contemplated hereby.

            (d) In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from either the Sale Procedures Order or the Section 363/365 Order, the Seller will immediately notify the Purchaser of such appeal or stay request and will provide to the Purchaser within two (2) Business Days a copy of the related notice of appeal or order of stay or application for reconsideration. The Seller will also provide the Purchaser with written notice and copies of any other or further notice of appeal, motion or application filed in connection with any appeal from, or application for reconsideration of, any of such orders and any related briefs.

            (e) The Seller will notify, as is required by the Bankruptcy Code and reasonably requested by the Purchaser, all parties entitled to notice of all motions, notices and orders required to consummate the transactions contemplated by this Agreement, including, without limitation, the Sale Procedures Order and/or the Section 363/365 Order, as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court.

                       Asset Purchase Agreement - Page 19

                                   ARTICLE VI

                          REPRESENTATIONS OF THE SELLER

            Each Seller represents and warrants to the Purchaser as follows:

            Section 6.1 Existence and Good Standing. The Company is a corporation duly incorporated, validly existing and at Closing will be in good standing under the laws of the State of Delaware. Each Seller and Subsidiary of the Seller is duly organized, validly existing and at Closing will be in good standing under the laws of the jurisdiction in which it was formed.

            Section 6.2 Authorization and Validity of Agreement. Subject to any necessary authority from the Bankruptcy Court, each Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Seller, and the consummation by the Seller of the transactions contemplated hereby have been duly authorized and approved by the Seller's respective Boards of Directors, or managers, as the case may be, and no other corporate or limited liability company action on the part of any Seller or their respective directors, managers, stockholders or members is necessary to authorize the execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Seller and, assuming it constitutes a valid and binding obligation of the Purchaser, will be a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms upon the entry of the Section 363/365 Order, except for the provisions of the Sale Procedures which will become the binding obligations of the Seller upon the entry of the Sale Procedures Order. Each agreement or instrument which has been or shall be entered into or executed and delivered by the Seller in connection with the transactions contemplated hereby has been (or will be) duly authorized, executed and delivered by the Seller, and is (or will be when authorized, executed and delivered) a valid and binding obligation of Seller, enforceable against the Seller in accordance with its terms.

            Section 6.3 Subsidiaries. LLC, NASOP and NASAC, Inc. are the only Subsidiaries of the Company. None of the equity interests of LLC or NASOP is owned of record or beneficially by any Person other than the Company. The sole asset of the LLC is the interconnection agreement by and between the LLC and Bell Atlantic Virginia Inc. dated as of June 20, 2000. NASAC, Inc. owns no tangible assets.

            Section 6.4 Financial Statements. Each of the financial statements of the Company and the related notes contained in the Exchange Act Documents other than the Monthly Financial Statements (as defined below) present fairly, in accordance with GAAP, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes but excluding the Monthly Financial Statements) have been prepared in accordance with GAAP applied on a consistent
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                       Asset Purchase Agreement - Page 20

basis throughout the periods therein specified, except as may be included in the notes to such financial statements, or in the case of unaudited interim statements, as may be permitted by the Securities and Exchange Commission (the "COMMISSION") on Form 10-Q under the Exchange Act and except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company. Except as set forth in Schedule 6.4, the monthly operating reports filed by the Company with the Bankruptcy Court (the "MONTHLY FINANCIAL STATEMENTS") and filed with the Commission pursuant to the Exchange Act fairly present the financial position of the Company as of the dates indicated and the results of operations for the periods therein specified consistent with the books and records of the Company.

            Section 6.5 Absence of Certain Changes. (a) Except as contemplated or expressly required or permitted by this Agreement or as set forth in the Exchange Act Documents filed prior to the date hereof or in Schedule 6.5(a), since June 4, 2002, the Seller has not taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date without the consent of the Purchaser, would constitute a breach of the Seller's agreements set forth in Section 8.1(a).

            (b) Except as contemplated or expressly required or permitted by this Agreement or as set forth in the Exchange Act Documents filed prior to the date hereof or in Schedule 6.5(b), since June 4, 2002, the Purchased Business has been conducted in the ordinary course of business consistent with past practice, and there has not been:

                        (i) any damage, destruction or other casualty loss
            (whether or not covered by insurance) affecting the Purchased Business or any Purchased Asset, which losses in the aggregate exceed $50,000;

                        (ii) any event or occurrence affecting the Purchased
            Business or any Purchased Asset that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                        (iii) any sale, lease or other disposition of any assets
            of the Seller or any Purchased Asset with an original purchase price, when acquired, in excess of $10,000, other than sales of products and services in the ordinary course of business consistent with past practice;

                        (iv) any incurrence, assumption or guarantee by the
            Seller of any indebtedness for borrowed money that will be binding upon Purchaser, except any incurrence, assumption or guarantee agreed to in writing in advance by Purchaser; or

                        (v) any creation or other incurrence of any Encumbrance
            on any asset of the Seller that will be binding upon Purchaser, except any incurrence, assumption or guarantee agreed to in writing in advance by Purchaser.

            Section 6.6 Sufficiency to Title. (a) Except for the Excluded Assets, the Purchased Assets constitute all of the assets and property currently used or held for use by the Seller in the

                       Asset Purchase Agreement - Page 21

Purchased Business. Except for the Excluded Contracts, the Purchased Assets constitute all of the assets and properties necessary for the continued operation of the Purchased Business in the manner in which the Purchased Business is operated by Seller on the date hereof.

            (b) The entry of the Section 363/365 Order and the delivery to the Purchaser of the instruments of transfer of ownership contemplated by this Agreement will convey to Purchaser all Seller's right, title and interest in and to the Purchased Assets, and with respect to such Purchased Assets being transferred to the Purchaser by the LLC, are being transferred free and clear of all Encumbrances.

            (c) The Seller has or will give due notice as required by the Bankruptcy Code and the Bankruptcy Rules of all motions seeking approval of, or otherwise relating to, the Sales Procedures Order, the Section 363/365 Order, any assumption and assignment of contracts or leases, or any other matter relating to this Agreement or the transactions contemplated by this Agreement.

            (d) Except with respect to any customer identified on Schedule 6.6(d), neither the Seller nor its Subsidiaries are parties to any contract with, or provide any service to, any current customer of the Purchased Business other than such contracts and services that are part of the Purchased Assets and the Purchased Business.

            Section 6.7 Leases. Schedule 6.7 contains a list of all leases and subleases of real property or personal property to which any of the Seller or the Seller's Subsidiaries is a party or is bound that relates in any way to the Purchased Business or the Purchased Assets, in each case specifically identifying the property to which each lease relates. The Seller has heretofore delivered or made available to the Purchaser true and complete copies of all such leases and subleases, including all amendments, modifications, schedules and supplements thereto and all waivers (including descriptions of oral waivers) with respect thereto.

            Section 6.8 Material Contracts. (a) Schedule 6.8(a) contains a list of all material contracts, agreements and instruments to which any of the Seller or the Seller's Subsidiaries is a party or is bound that relates in any way to the Purchased Business or the Purchased Assets (collectively, the "CONTRACTS").

            (b) Set forth in Schedule 6.8(b) are true and complete copies of the standard forms of contracts the Seller has entered into with customers of the Purchased Business relating to the provision of services or equipment to such customers (the "STANDARD FORM CUSTOMER CONTRACTS"). All of the Seller's contracts with customers of the Purchased Business relating to the provision of services or equipment to such customers are set forth in written agreements and are in the form of the Standard Form Customer Contracts without any changes or modifications thereto (whether or not such changes or modifications are contained in such written agreement or any other document) except with respect to each such contract changes or modifications which would not, individually or in the aggregate, materially increase the obligations or liabilities of the Purchaser.

                       Asset Purchase Agreement - Page 22

            (c) The Seller has heretofore delivered or made available to the Purchaser true and complete copies of all the Contracts, including all amendments, modifications, schedules and supplements thereto and all waivers (including descriptions of oral waivers) with respect thereto. Except as set forth in Schedule 6.8(c) and assuming the entry of the Section 363/365 Order, as of the Closing, each Assigned Contract will be in full force and effect and enforceable in accordance with its terms (assuming that such Assigned Contract is a legal, valid and binding obligation of each of the other parties to such Assigned Contract). Since December 31, 2001, neither the Seller nor its Subsidiaries has received any written notice of any cancellation or termination of, or any written notice of any breach or default that (with the passage of time, notice or both) would give any Person the right to terminate or cancel or result in the any cancellation or termination of, any of the Assigned Contracts. None of the Assigned Contracts is the subject of, or since December 31, 2001 has been threatened to be made the subject of, any arbitration, suit or other legal proceeding (other than the bankruptcy proceedings related to the Chapter 11
Case).

            (d) Set forth in Schedule 6.8(d)(i) is a list of all network contracts that are Assigned Contracts. Set forth in Schedule 6.8(d)(ii) is a complete list of all network circuits and services ordered by Seller in respect of the Purchased Business (including the recurring cost for each such circuit or service), except for local circuits connecting an end user's premises to the Company's network.

            Section 6.9 Consents and Approvals; No Violations. Assuming (i) the receipt of the necessary approvals of the Bankruptcy Court (including, without limitation, the Section 363/365 Order), the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby by the Seller (a) will not contravene or conflict with the provisions of the respective certificate of incorporation, certificate of formation, or by-laws or other organizational documents of the Seller or its Subsidiaries, and
(b) except as set forth in Schedule 6.9, will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any third-party or any Governmental Authority other than regulatory filings with, approvals of and notices to the Federal Communications Commission and state public utility commissions.

            Section 6.10 Litigation. Except as set forth in Schedule 6.10, there is no action, suit or proceeding in equity or at law by any Person or any arbitration or any administrative or other proceeding by or before any Governmental Authority (excluding claims under insurance or reinsurance policies not involving pending or threatened litigation), pending or, to the knowledge of the Seller, threatened against the Seller or its Subsidiaries relating to the Purchased Business or the Purchased Assets which, if adversely determined, would materially and adversely affect the Purchased Business or the Purchased Assets, or would prevent, materially interfere or delay the Seller from performing its obligations under this Agreement. Neither the Seller nor its Subsidiaries are subject to any judgment, order or decree entered in any lawsuit or proceeding that will be binding upon Purchaser at or after the Closing other than the Sales Procedures Order or the Section 363/365 Order.

            Section 6.11 Taxes and Employee Benefits. (a) Schedule 6.11 sets forth a true and complete list of every state with which the Seller or any of its Subsidiaries are or were at any

                       Asset Purchase Agreement - Page 23

time prior to the Closing Date required to file Tax Returns, including every state in which the Seller or any of its Subsidiaries has filed or should have filed at any time prior to the Closing Date any Tax Returns. Schedule 6.11 also sets forth a true and complete list of all states in which the Seller has ever conducted any business.

            (b) Each Employee Plan subject to any provision of ERISA has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan, including but not limited to ERISA and the Code except as would not have a Material Adverse Effect. Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified from the period of its adoption to date. Neither the Seller nor any ERISA Affiliate maintains or has ever maintained or contributed to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or any employee benefit plan subject to Title IV of ERISA.

            Section 6.12 Intellectual Property. Set forth in Schedule 6.12 is a list of the domestic and foreign patents, patent applications, patent licenses, software licenses (other than "shrink-wrap" or "click-wrap" license agreements), domain names, Internet protocol addresses, trade names, trademarks, service marks, trademark registrations and applications therefor, service mark registrations and applications therefor, copyright registrations and applications therefor, in each case, owned or used by the Seller or its Subsidiaries which are used in the operation or conduct of the Purchased Business or necessary for the continued operation or conduct of the Purchased Business after the Closing by the Purchaser as it is currently being operated by Seller (collectively, the "INTELLECTUAL PROPERTY"). Except as set forth in
Schedule 6.12, the operation and conduct of the Purchased Business as it is currently being operated by Seller requires no material rights under intellectual property other than the Assigned Intellectual Property. Except as set forth in Schedule 6.12, there are no pending or, since December 31, 2001 to the knowledge of the Seller, threatened proceedings or litigation or other adverse claims affecting, or with respect to, the Assigned Intellectual Property.

            Section 6.13 Compliance with Laws. Except as permitted for debtors-in-possession under the Bankruptcy Code or as set forth in Schedule 6.13, to the best of Seller's knowledge the Purchased Business has been since December 31, 2001 and is being conducted, and the Purchased Assets are, in compliance in all material respects with all applicable Laws.

            Section 6.14 Environmental Matters. Except as set forth in Schedule 6.14:

            (a) to the best of Seller's knowledge, no facts or circumstances exist with respect to any Purchased Asset currently owned or operated by the Seller which would reasonably be expected to give rise to any liability, claim, proceeding or action, under any Environmental Law; and

            (b) there are no claims, proceedings or actions by any Governmental Authority pending or, to the Seller's knowledge, threatened against the Seller or its Subsidiaries under any Environmental Law.

                       Asset Purchase Agreement - Page 24

            Section 6.15 Personnel. The Seller has delivered to the Purchaser a true, correct and complete list (the "EMPLOYEE LIST") of (a) the names and current salaries of all officers and employees of the Seller and its Subsidiaries engaged in the conduct of the Purchased Business as of a recent date (which date shall be specified in the Employee List) and (b) the wage rates for non-salaried and non-executive salaried employees of the Seller and its Subsidiaries engaged in the conduct of the Purchased Business as of the date specified in the Employee List.

            Section 6.16 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of the Seller is, or will be, entitled to any commission or broker's or finder's fees from any Party, from any Affiliate of any Party or from any of the Seller's Subsidiaries, in connection with any of the transactions contemplated by this Agreement, except SSG Capital Advisors, L.P.

            Section 6.17 Accuracy of Information Furnished. To the Seller's knowledge, no representation or warranty by the Seller contained in this Agreement, including any exhibits and schedules, and no statement contained in the Seller's Schedules of assets and liabilities filed in the Chapter 11 Case in accordance with Rule 1007 of the Federal Rules of Bankruptcy Procedures, or in any certificate furnished or to be furnished by or on behalf of the Seller at the Closing contains or will contain as of the date such representation and warranty is made or such certificate is delivered, any untrue statement of a material fact, or omits or will omit to state as of the date such representation or warranty is made or such certificate is furnished, any material fact that is necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VII

                        REPRESENTATIONS OF THE PURCHASER

            The Purchaser represents and warrants to the Seller as follows:

            Section 7.1 Existence and Good Standing; Authorization and Validity of Agreement. (a) The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

            (b) The Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized and approved by the Purchaser's Board of Directors. No further corporate or shareholder action on the part of the Purchaser or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby. This Agreement been duly executed and delivered by the Purchaser and, assuming it constitutes a valid and binding obligation the Seller, is a valid and binding obligation of the Purchaser, enforceable against the Seller in accordance with its terms. Each agreement or instrument which has been or shall be entered into or executed and delivered by Purchaser in connection with the transactions contemplated hereby has been (or will be) duly authorized, executed and delivered by Purchaser and is (or will be

                       Asset Purchase Agreement - Page 25

when authorized, executed and delivered) a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

            Section 7.2 Consents and Approvals; No Violations. Assuming (i) the receipt of the necessary approvals of the Bankruptcy Court (including, without limitation, the Section 363/365 Order), and (ii) compliance with any applicable requirements of the Exchange Act, the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby by the Purchaser (a) will not violate any provisions of the certificate of incorporation or by-laws of the Purchaser, (b) will not violate any Law by which the Purchaser is bound or by which any of its properties or assets are bound,
(c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority on or prior to the Closing Date other than regulatory filings with, approvals of and notices to the Federal Communications Commission and state public utility commissions.

            Section 7.3 Litigation. There is no action, suit, proceeding in equity or at law, arbitration or administrative or other proceeding by or before (or, to the knowledge of the Purchaser, any investigation by) any Person (including, without limitation, any Governmental Authority) pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or the Purchaser's assets which, if adversely determined, would materially and adversely affect the Purchaser's ability to satisfy the Assumed Liabilities or would prevent, materially interfere with or delay the Purchaser from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

            Section 7.4 Available Funds. The Purchaser has, and will have on the Closing Date, sufficient funds available to it to perform all of its obligations under this Agreement, including, without limitation, to pay the Purchase Price Amount in accordance with the terms of this Agreement and to assume the Assumed Liabilities.

            Section 7.5 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of the Purchaser or any of its Affiliates is, or will be, entitled to any commission or broker's or finder's fees from any Party, or from any Affiliate of any Party, in connection with any of the transactions contemplated by this Agreement.

            Section 7.6 Investigation By Purchaser. Purchaser acknowledges that it has conducted an independent review and analysis of the Purchased Business and the Purchased Assets as well as the financial condition thereof and acknowledges that Seller has provided Purchaser with access to the properties, premises and records of the Purchased Business and the Purchased Assets for this purpose. In entering into this Agreement, Purchaser has relied solely upon its own investigation and analysis and the representations and warranties contained in this Agreement.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

            Section 8.1 Conduct of Purchased Business of the Seller. (a) During the period from the date of this Agreement through the Closing Date, the Seller and its Subsidiaries shall use

                       Asset Purchase Agreement - Page 26

commercially reasonable efforts to conduct the Purchased Business in the ordinary course consistent with past practice, subject to the requirements of the Bankruptcy Code and the Bankruptcy Court. Without limiting the generality of the foregoing, without the prior written consent of the Purchaser, the Seller shall, and shall cause its Subsidiaries to, (i) maintain the Purchased Assets in good operating order and condition (subject to reasonable wear and tear); (ii) maintain the insurance covering the Purchased Assets in effect on the date hereof; (iii) take such steps as are necessary so that each Seller is in good standing by the Closing Date; (iv) use commercially reasonable efforts to preserve its current business relationships with customers, suppliers, wholesalers and each party to an Assigned Lease or Assigned Contract, subject to its status as a debtor-in-possession under the Bankruptcy Code; (v) not sell, lease, license or otherwise dispose of any Purchased Assets; (vi) except as provided in Section 8.3(a)(vi) not terminate, modify, amend or waive compliance with any provision of, any of the Assigned Contracts or Assigned Leases, or fail to take any reasonable action necessary to preserve the benefits of any of the Assigned Contracts and Assigned Leases in each case, other than in the ordinary course of business consistent with past practice; or (vii) agree or commit to do any of the foregoing. The Seller shall not, and shall cause its Subsidiaries not to, (i) take or agree or commit to take any action that would make any representation and warranty of the Seller set forth in this Agreement inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any time. Notwithstanding the foregoing, Seller has filed various motions to reject executory contracts pursuant to Section 365 of the Bankruptcy Code, and may file further motions to do so with respect to any executory contracts and unexpired leases which are not being assumed by Purchaser hereunder which shall not by itself be a breach of this Section 8.1; provided, however, that the Seller may not file any motions to reject any executory contracts that would interfere with the legal arrangements contemplated by Section 9.12 hereof.

            (b) During the period from the date of this Agreement through the Closing Date, the Seller shall, and shall cause its Subsidiaries to, give prompt notice to Purchaser of:

                        (i) the occurrence, or failure to occur, or any event
            which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any Schedule hereto to be untrue or inaccurate ;

                        (ii) any event or occurrence which has, or which would
            reasonably be expected to have, a Material Adverse Effect;

                        (iii) any failure of the Seller or its Subsidiaries to
            comply with, perform or satisfy, in any material respect, any covenant, condition or agreement to be complied with, performed by or satisfied by them under this Agreement or any Schedule hereto;

                        (iv) any notice or other communication from any Person
            alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                       Asset Purchase Agreement - Page 27

                        (v) any notice or other communication from any
            governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                        (vi) any actions, suits, claims, investigations or
            proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Seller, the Purchased Business or any Purchased Asset or that relates in any way to the transactions contemplated by this Agreement.

            Section 8.2 Purchaser Access to Information. The Seller shall, and shall cause its Subsidiaries to, (i) give the Purchaser, its counsel, financial advisors, financing sources, auditors and other authorized representatives full access to the offices, properties, books and records related to the Business or the Purchased Assets during normal business hours, (ii) furnish to the Purchaser, its counsel, financial advisors, financing sources, auditors and other authorized representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request,
(iii) instruct their employees, counsel and financial advisors to cooperate with the Purchaser in its investigation of the Business and the Purchased Assets and
(iv) provide Purchaser with contact information for any Person that is a party to an Assigned Contract (other than customer contracts that are Assigned Contracts) and permission to engage in discussions with such Persons as necessary to enable the Purchaser to effectuate the transactions contemplated hereby; provided that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business.

            Section 8.3 Reasonable Efforts; Cooperation; Consents and Approvals.
(a) Subject to the Seller's obligations as debtors-in-possession to comply with any order of the Bankruptcy Court (including, without limitation, the Sale Procedures Order) and subject to the Seller's duty to seek and obtain the highest and best price for the Purchased Assets as required by the Bankruptcy Code, each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with each other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement (in each case, to the extent that the same is within the control of such Party), including, without limitation, (i) complying with any Bankruptcy Court approvals, consents and orders, (ii) obtaining all necessary waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Authority, (iii) obtaining of all necessary consents, approvals or waivers from third parties, (iv) defending any lawsuits or any other legal proceedings whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (v) causing the conditions set forth in Articles IX (in the case of the Seller) and X (in the case of the Purchaser) to be satisfied, (vi) obtaining amendments to the Conditional Assigned Contracts set forth on Schedule 2.1(a)(iv)(B) on the date of this Agreement on terms and conditions acceptable to the Purchaser and the Seller, each in its sole discretion, (vii) causing the establishment of the legal arrangements set forth in Section 9.12 and (viii) assisting and cooperating, and taking commercially reasonable efforts to cause the Company's accountants to assist and cooperate, in the preparation by the Seller and the audit by Purchaser of the required

                       Asset Purchase Agreement - Page 28

financial and other information referenced in Section 8.17 (as well as such post-Closing assistance as may be reasonably requested by Purchaser with respect to issues arising from Purchaser's audit of such financial and other information or in response to comments of the Commission to the extent practical taking into account Seller's debtor-in-possession status); provided, however, that all reasonable third-party fees and expenses incurred or paid by Seller in connection with the required financial and other information referenced in
Section 8.17, including the fees and expenses of the Company's accountants, shall be promptly reimbursed by Purchaser. Except as otherwise expressly set forth in the Sale Procedures, the Seller shall use its commercially reasonable efforts to obtain from the Bankruptcy Court all orders, consents and approvals necessary to consummate the transactions contemplated by this Agreement.

            (b) To the extent that the assignment to the Purchaser of any unexpired contract, agreement, license, lease, permit or authorization pursuant to this Agreement is not permitted without the consent of another Person and such restriction cannot be effectively overridden or canceled by the Section 363/365 Order, or other related order of the Bankruptcy Court, then this Agreement will not be deemed to constitute an assignment of or an undertaking or attempt to assign the same or any right or interest therein if such consent is not given; provided that the Seller will use its reasonably commercial efforts, both before and after the Closing, to obtain all such consents; and provided, further, that if any such consents are not obtained prior to the Closing, the Seller will, at the Purchaser's request and with the consent of the Seller, such consent not to be unreasonably withheld or delayed, reasonably cooperate with the Purchaser in any lawful and feasible arrangement designed to provide the Purchaser (such arrangement to be at the sole cost and expense of the Purchaser) with the benefits and obligations of any such contract, agreement, license, lease, permit or authorization.

            Section 8.4 Exclusive Dealing. (a) Subject to the obligations of the Company and NASOP as debtors-in-possession under the Bankruptcy Code, from the date of this Agreement until the entry of the Sales Procedures Order or another order by the Bankruptcy Court approving the Break-up Fee and the Expense Reimbursements contemplated by Section 12.1(b) or the entry of an order denying the Sales Procedures Order by the Bankruptcy Court, neither the Seller nor any of its Affiliates, agents or representatives shall, directly or indirectly, initiate, encourage or solicit (other than by transmitting copies of pleading and exhibits filed of record in the Bankruptcy Case) any discussions or negotiations with any Person (other than the Purchaser) concerning a Competing Transaction; provided, however, that, notwithstanding anything to the contrary in this sentence, the Seller and its Affiliates, agents or representatives may consider and respond to inquiries from, engage in discussions or negotiations with, and provide any information to, any Person concerning a Competing Transaction as long as such inquiries were not initiated, encouraged or solicited by the Seller or any of its Affiliates, agents or representatives in violation of this Agreement; and provided, further however, that the Seller shall not provide any information to any Person in connection with a Competing Transaction that Seller has not also provided to Purchaser. The Seller shall promptly notify Purchaser of any proposal by any Person with respect to a Competing Transaction.

            (b) During the period from the date of entry of the Section 363/365 Order to the earlier of the termination of this Agreement in accordance with its terms and the Closing, subject to their obligations as debtors-in-possession under the Bankruptcy Code, neither the Seller nor

                       Asset Purchase Agreement - Page 29

any of their Affiliates or representatives shall seek any relief or approval from the Bankruptcy Court which is inconsistent with this Agreement or the
Section 363/365 Order.

            (c) Notwithstanding anything to the contrary in this Section 8.4, if the Bankruptcy Court approves a Competing Transaction, the Seller will have the right to terminate this Agreement pursuant to Section 11.2(f).

            Section 8.5 Sale Procedures. The Seller (a) will conduct the auction process in accordance with the open auction procedures as set forth in the Sale Procedures (as may be entered by the Bankruptcy Court) and (b) will not amend, waive, modify or supplement in any material respect the Sale Procedures except as set forth herein or therein or as required by the Bankruptcy Court.

            Section 8.6 Public Disclosure. Except as otherwise required by law, regulation or the Nasdaq Stock Market as advised by counsel or as may be necessary or appropriate in connection with the Chapter 11 Case in respect of the Seller, each of the Purchaser and the Seller will consult with the other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to this Agreement or the matters contained herein and will not issue any such press release or make any such public statement prior to such consultation. Promptly after the execution and delivery of this Agreement, the Purchaser and the Company will issue (i) a joint press release that is in form and substance reasonably acceptable to each of them and (ii) a communication to the customers of the Purchased Business relating to the transactions contemplated by this Agreement that is in form and substance reasonably acceptable to each of them. All communications sent or made available to customers of the Purchased Business relating to the transactions contemplated by this Agreement shall be in a form reasonably acceptable to each of Company and Purchaser and each of the Company and Purchaser shall use commercially reasonable efforts to cooperate and assist the other in connection with any such communications. In the event of any termination of this Agreement pursuant to Article XI, the Purchaser and the Company agree to issue a joint press release that is in form and substance reasonably acceptable to each of them. Notwithstanding the foregoing, this Section 8.6 shall not preclude either Party from issuing press releases, making such other public statements or making such other filings with governmental authorities or courts as such Party in good faith believes to be required by Law.

            Section 8.7 Trademarks and Tradenames. As soon as reasonably practicable after the Closing Date, the Seller shall eliminate the use of all of the trademarks, tradenames, service marks and service names included in the Assigned Intellectual Property, in any of their forms or spellings, on all advertising, stationery, business cards, checks, purchase orders and acknowledgments, customer agreements and other contracts and business documents. As soon as reasonably practicable after the Closing Date, the Seller shall change the corporate name of the Company so as to bear no resemblance to its current name.

            Section 8.8 Apportionment. All real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "APPORTIONED OBLIGATIONS") shall be apportioned between the Seller and the Purchaser as of the Closing Date based on the
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                       Asset Purchase Agreement - Page 30

number of days of such taxable period included in the pre-Closing Tax period and the number of days of such taxable period included in the post-Closing Tax period. The Seller shall be liable for the proportionate amount of such Taxes that is attributable to the pre-Closing Tax period, and the Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the post-Closing Tax period. Within ninety (90) days after the Closing, the Company and the Purchaser shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.8 together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the Party owing it to the other within fifteen (15) days after delivery of such statement. Thereafter, the Company shall notify the Purchaser upon receipt of any bill for real or personal property Taxes relating to the Purchased Assets, part or all of which are attributable to the post-Closing Tax period, and shall promptly deliver such bill to the Purchaser who shall promptly pay the part which is attributable to the post-Closing Tax period to the appropriate Governmental Authority, and if such bill includes amounts which are attributable to the pre-Closing Tax period, the Company shall also remit, and shall cause such other Seller to remit, prior to the due date of assessment to the Purchaser payment for the proportionate amount of such bill that is attributable to the pre-Closing Tax period, unless the Seller is not required to remit such amounts under the Bankruptcy Code or applicable bankruptcy law. If either the Seller or the Purchaser shall thereafter make a payment for which it is entitled to reimbursement under this Section 8.8, the other Party shall make such reimbursement promptly but in no event later than thirty (30) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting Party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section 8.8 and not made within fifteen (15) days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

            Section 8.9 Seller Access to Information. After the Closing, the Purchaser will give, or cause to be given, to the Seller and their representatives, during normal business hours and upon reasonable notice, such reasonable access to the personnel, properties, books and records to the extent necessary to allow the Seller to obtain information to determine any matter relating to its pending bankruptcy case and its rights and obligations hereunder or to any period ending on or before the Closing Date; provided, however, that any such access by the Seller shall not unreasonably interfere with the conduct of the business of Purchaser.

            Section 8.10 Employees. Purchaser shall offer, prior to Closing, full-time employment effective as of the Closing Date to no less than 55 of the individuals listed on the Employee List. Purchaser agrees that such individuals who accept employment with Purchaser will not be terminated by Purchaser without "cause" (as such term is defined in Purchaser's 2001 Stock Option and Incentive
Plan) for a period of ninety (90) days following the Closing Date and such employee's place of employment shall not be moved during such 90-day period more than 25 miles from the Company's principal executive office on the date hereof. Each such offer of employment by Purchaser shall be for a substantially similar position as such employee held immediately prior to the Closing and at no less than the same salary or regular wage rate received by such employee immediately prior to the Closing as set forth on the Employee List. Purchaser shall use its reasonable best efforts to make available to such employees the same respective
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                       Asset Purchase Agreement - Page 31

employee benefits that are generally available to Purchaser's employees. To the extent permitted by such employee benefit plans, Purchaser shall take into account for purposes of eligibility and vesting under such employee benefit plans of Purchaser (other than stock option or stock purchase plans of Purchaser) the service of each such employee with the Seller as if such service were with the Purchaser, to the same extent to which such service would have been credited under the applicable benefit plan of Purchaser. Purchaser shall take into account for purposes of determining an employee's eligibility for vacation under Purchaser's generally applicable vacation policy the service of each such employee with the Seller as if such service were with the Purchaser. Purchaser shall request its health care providers to give effect to all deductible amounts paid in the current fiscal year in connection with Seller's health care plans by any individual on the Employee List who accepts employment with Purchaser to the same extent as if such deductible amount had been paid under Purchaser's health care plans. The Seller shall, and shall cause its Subsidiary to, cooperate with Purchaser to provide reasonable access to their respective employees and their employment records during the period Purchaser is making determination of employment offers.

            Section 8.11 Phone Numbers. The Seller and its Affiliates shall use their respective commercially reasonable efforts (but without any payment of money by the Seller or its Affiliates) to transfer the telephone numbers used in the Purchased Business that the Seller has published or provided to its customers for its customers to contact the Seller regarding customer service and other customer communications that the Purchaser requests be transferred.

            Section 8.12 Delivery of Monthly Financial Statements. During the period from the date of this Agreement through the Closing Date, the Company, on behalf of the Seller, shall as soon as practicable, but in any event within three business days after their filing with the Bankruptcy Court, deliver to the Purchaser true and complete copies of (i) the Company's Monthly Financial Statements filed with the Bankruptcy Court and (ii) all other documents that are filed on behalf of the Seller relating to the Company with the Bankruptcy Court. All such Monthly Financial Statements shall fairly present the financial position of the Company as of the dates indicated, and the results of operations for the periods therein specified and shall be consistent with the books and records of the Company except for such inconsistencies which do not materially affect the fairness of such Monthly Financial Statements.

            Section 8.13 Post-Closing Covenants. (a) At the request of Purchaser, Seller agrees that it shall not reject the sublease by and between Seller and SBC Communications with respect to the warehouse located at 22601 Davis Drive, Dock 112, Sterling, VA 20164 for a period not to exceed thirty (30) days following the Closing Date. During such period, Seller shall permit Purchaser to store at such location equipment and other tangible assets purchased hereunder or subject to an Assumed Lease hereunder and provide Purchaser with reasonable access to the warehouse premises during normal business hours. Purchaser agrees to pay to Seller a pro rata portion of the monthly rent of $7,156.15 based on the number of days Purchaser stores equipment in such warehouse space, such payment to be made by check made payable to the Company without reduction or set-off no later than thirty (30) days following the last day the Purchaser utilizes such warehouse space. Purchaser shall remove all equipment and other tangible assets purchased hereunder from such warehouse space no later than thirty (30) days

                       Asset Purchase Agreement - Page 32

following the Closing Date, and such warehouse space shall have no damage as a result of Purchaser's use thereof.

            (b) For a period of two years following the Closing Date, the Seller shall, and shall cause its Subsidiaries, directors, officers, employees and Affiliates to, not solicit, directly or indirectly, any customer of the Purchased Business on the date hereof or on the Closing Date (including any customer with a signed contract with Seller whether or not such customer's service has been activated); provided, however, that the foregoing restriction shall not restrict Seller, its Subsidiaries, directors, officers, employees and Affiliates from conducting general mass marketing activities that do not specifically target such customers of the Purchased Business.

            Section 8.14 Confidential Information. (a) After the Closing, the Seller shall, and shall cause its Subsidiaries, directors, officers, employees and Affiliates to, not disclose to any third-party, or use for their own benefit or for any purpose other than to effect the transactions contemplated hereby or to collect accounts receivable that are included as part of the Excluded Assets, any trade secrets or other confidential or proprietary information relating to the Purchased Assets or the Purchased Business (the "POST-CLOSING CONFIDENTIAL INFORMATION").

            (b) Notwithstanding paragraph (a) hereof, on and after the date of this Agreement (both before and after the Closing), Seller shall, and shall cause its Subsidiaries, directors, officers, employees and Affiliates to, (i) keep confidential all information by which a customer of the Purchased Business can be identified, including, but not limited to, such customer's name, address, telephone number, e-mail address, IP address and domain name, and (ii) not use such information for their own benefit or for any purpose other than to (x) effect the transactions contemplated hereby, (y) collect accounts receivable that are included as part of the Excluded Assets or (z) operate its Business prior to Closing in the ordinary course of business (the "CONFIDENTIAL CUSTOMER INFORMATION," and together with the Post-Closing Confidential Information, the "CONFIDENTIAL INFORMATION.") Notwithstanding the foregoing, Confidential Customer Information shall not include customer information provided to Purchaser prior to the date hereof.

            (c) Notwithstanding the foregoing, the restrictions set forth in paragraphs (a) and (b) hereof shall not extend to Confidential Information required to be disclosed by Law or legal or judicial process; provided, however, that prior to such disclosure such person shall promptly notify Purchaser and take reasonable steps to assist Purchaser in contesting such request, requirement or order, and provided that all third-party fees and expenses incurred shall be promptly paid by Purchaser. In addition, the restrictions set forth in paragraphs (a) and (b) hereof shall not in any way limit the disclosure of Confidential Information by Seller as required by an order of Bankruptcy Court; provided, however, that Seller shall disclose Confidential Customer Information only to, and only to the extent required by the Bankruptcy Court, and will only disclose such Confidential Customer Information under seal.

            Section 8.15 Prepaid Expenses. To the extent Purchaser receives credit for any portion of the prepaid expenses paid by Seller prior to the Closing Date to any third-party set forth on
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                       Asset Purchase Agreement - Page 33

Schedule 2.1(a)(viii), Purchaser shall pay to Seller the aggregate amount of such prepaid expenses within thirty (30) days of such receipt.

            Section 8.16 Post-Closing Agreement . In connection with the e-mail and web hosting services provided to customers of the Purchased Business by Seller and the domain name services related to such e-mail and web hosting services (the "SERVICES"), for a period of 90 days following the Closing Date, Seller shall, and shall cause its Subsidiaries to, (a) maintain and operate on a continuous basis and without disruption the Services, including maintaining and operating all equipment, circuits and software used in connection with providing the Services, (b) use commercially reasonable efforts to assist the Purchaser in the transitioning of the Services onto Purchaser's network, provided that all third-party fees and expenses incurred in connection with such assistance shall be promptly paid by Purchaser, (c) not transfer, assign, or otherwise encumber any equipment used by Seller in connection with the Services (except with respect to such equipment, any Encumbrances in effect on the date hereof) and
(d) not file a motion and obtain an order to reject the Gebran Software License Agreement, dated on or about November 21, 2001, as amended, by and between Gebran.com and the Company. Purchaser shall pay to Seller a fee of $10,000 for each 30-day period, pro-rated for any portion of such period, during which Seller provides the Services for Purchaser's customers, such payment to be made by check made payable to the Company within thirty days following each such period. In the event of any breach of (i) paragraph (a) above which has not been cured, Purchaser shall have immediate access to, and permission to enter, the premises where such equipment is located and the right to operate all such equipment for the remaining portion of the 90-day period or (ii) paragraphs (c) or (d) above which has not been cured, Seller shall support any request of Purchaser for an expedited hearing on any matter related thereto, and not file a response or otherwise contest any opposition to any motion by Purchaser to take any action prohibited by paragraphs (c) or (d), except that Seller may oppose any such motion solely on the grounds that there was no breach of paragraphs (c) or (d).

            Section 8.17. Certain Required Disclosure. For purposes of allowing Purchaser to comply with the financial reporting requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act, including the information required by Rule 3-05 and Article 11 of Regulation S-X of the General Rules and Regulations under the Securities Act and the Exchange Act, Seller shall deliver to Purchaser the following financial statements and other information prior to the Closing: (a) with respect to the Purchased Business (i) a Balance Sheet at each of December 31, 2000 and 2001 and related Statements of Operations, Statements of Cash Flows and Statements of Changes in Shareholders Equity/Deficit for each of the fiscal years of Seller ended December 31, 2000 and December 31, 2001; (ii) comparatively, a Balance Sheet at September 30, 2001 and September 30, 2002 and Statements of Operations, Statements of Cash Flows and Statements of Changes in Shareholders Equity/Deficit for the nine (9) months ended September 30, 2001 and September 30, 2002; and (iii) for each month subsequent to September 30, 2002 prior to the month in which Closing occurs, a Balance Sheet as of the last day of each such month and related Statements of Operations and Statements of Cash Flows for each such monthly period; and (b) reconciliations of all such financial statements to Seller's audited consolidated financial statements for the same periods listed in (a)(i) above and to Seller's unaudited consolidated financial statements for the same periods listed in (a)(ii) and (a)(iii) above along with all such consolidated financial statements of Seller. All financial statements to

                       Asset Purchase Agreement - Page 34

be delivered shall be prepared in accordance with GAAP, consistently applied (included footnotes required thereby) and accompanied by a written statement from either the Chief Executive Officer or Chief Financial Officer of the Company that all such financial statements fairly present the financial condition and performance of the Purchased Business or Seller, as applicable, and that the internal controls related to the aforementioned financial statements have been maintained, evaluated and determined to be effective and, to the best of such officer's knowledge and belief there are no material omissions to the delivered financial statements. Notwithstanding the foregoing, if the Commission advises Purchaser in writing prior to the Closing that the Commission will permit Purchaser to file either consolidated financial statements of the Seller or more limited disclosure than that otherwise required under the Securities Act and the Exchange Act (including the rules and regulations thereunder), Purchaser shall immediately notify Seller in writing of such permitted disclosure and Section 8.17 shall be adjusted in accordance with such letter from the Commission.

            Section 8.18 Collection of Accounts Receivable. (a) All accounts receivable of Seller relating to the Purchased Business through and including the most recent regular billing run prior to the Closing Date shall remain the property of Seller. Purchaser shall not bill customers of the Purchased Business until thirty days after the date of the Seller's most recent billing run prior to the Closing Date and such bills shall relate solely to services provided by the Purchaser on or after thirty days after the date of the Seller's most recent billing run prior to the Closing Date, except that Purchaser may issue bills relating to up-front installation fees to customers of the Purchased Business at any time on or after the Closing Date. All accounts receivable billed by Purchaser as provided above shall solely be the property of Purchaser. Seller shall cease billing customers of the Purchased Business as of the most recent regular billing run prior to the Closing Date. Seller shall cease charging credit cards of customers of the Purchased Business with respect to services rendered on or after the first regular billing run following the Closing Date. Except as otherwise provided below, it shall be the responsibility of each of Purchaser and Seller to pursue collection of their respective accounts receivable.

            (b) With respect to each customer of the Purchased Business, any payment received by Purchaser or Seller (or its agents) which is accompanied by a remittance slip or other written direction or notation, on the check or otherwise from the customer (the "REMITTANCE ADVICE"), specifying the invoice for which such payment is being made and for which the payment received equals or is less than the amount of such invoice, shall be applied in its entirety to such invoice and shall be promptly forwarded, along with the Remittance Advice and a record of all such payments received, to (i) the Purchaser, in the case of payments specifying an invoice issued on or after the Closing Date by the Purchaser, or (ii) the Seller, in the case of payments specifying an invoice issued prior to the Closing Date by the Seller.

            (c) With respect to each customer of the Purchased Business, any payment received by Purchaser or Seller (or its agents) during the period beginning on the Closing Date and ending on the date which is 120 days after the date of the most recent billing run prior to the Closing Date which is not accompanied by a Remittance Advice or is in amount which is greater than the amount specified on such Remittance Advice (the "UNALLOCATED CASH REMITTANCES"), shall be allocated and promptly forwarded as follows:

                       Asset Purchase Agreement - Page 35

                        (i) 100% of the Unallocated Cash Remittances received
            during the period beginning on the Closing Date and ending on the 55th day after the date of the most recent billing run prior to the Closing Date less the sum of (x) 100% of the up-front installation fees billed by, but not specifically remitted to, Purchaser on or after the Closing Date and (y) all Unallocated Cash Remittances in excess of the accounts receivable balance of such customer on the Closing Date, as such balance has been adjusted to reflect payments or other credits, shall be allocated to Seller. The sum of the amounts set forth in (x) and (y) of this paragraph (c)(i) shall be allocated to Purchaser.

                        (ii) 100% of the Unallocated Cash Remittances received
            during the period beginning 56 days following the date of the most recent billing run prior to the Closing Date and ending on (and including) the date which is 120 days following the date of the most recent billing run prior to the Closing Date less the sum of (x) 100% of all amounts billed by, but not specifically remitted to, Purchaser on or after the Closing Date and (y) all Unallocated Cash Remittances in excess of the accounts receivable balance of such customer on the Closing Date, as such balance has been adjusted to reflect payments or other credits, shall be allocated to Seller. The sum of the amounts set forth in (x) and (y) of this paragraph
            (c)(ii) shall be allocated to Purchaser.

                        (iii) Any Unallocated Cash Remittances received
            beginning 121 days following the date of the most recent billing run prior to the Closing Date shall be allocated in their entirety to the Party receiving such payment.

(d) Each Party shall, and shall direct its cash remittance processing agent(s)to, (1)(A) maintain a record of all Unallocated Cash Remittances and (B) maintain all Unallocated Cash Remittances and not deposit such amounts in any bank account; and (2) deliver to the other Party a record of Unallocated Cash Remittances within three business days after the end of each calendar week.

            During the period beginning on the Closing Date and ending one week after 120 days following the date of the most recent billing run prior to the Closing Date, the Parties shall arrange for a representative to meet at the business offices of the remittance processing agents of both Parties once each week (or less frequently as the Parties may agree) subsequent to Closing in order to allocate the Unallocated Cash Remittances in accordance with this
Section 8.18 and to arrange for the prompt delivery of the Unallocated Cash Remittances to the appropriate Party. At each such meeting, Purchaser and Seller shall provide to each other a report, by customer, of all payments received by such party during the period commencing on the Closing Date and ending on a date no earlier than six days prior to the meeting date with respect to the accounts receivable of the Purchased Business along with, as of the same report date, a list of all of the Party's accounts receivable, by customer, of the Purchased Business and, solely with respect to the Purchaser, a report of all of its billings (including up front installation fees) to customers of the Purchased Business on or after the Closing Date. Purchaser and Seller shall permit each other to inspect their books and records relating to the billing, accounts receivable and the collection of said accounts receivable during reasonable business hours to verify the accuracy of such reports. The Parties' representatives shall attend such meetings and the Parties shall each provide such reports and conduct such inspections at their own expense. To the extent the allocation of an
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                       Asset Purchase Agreement - Page 36

Unallocated Cash Remittance can not be agreed to by the Parties, then the Parties agree to have the allocation be finally determined by PricewaterhouseCoopers LLP or another accounting firm acceptable to both parties, and to equally share the expense, if any, of such final determination. To the extent any payment of any account receivable (whether such payment has been paid by cash, check, credit card or otherwise) has been misapplied by any Party (or its agent), such amounts shall be promptly paid to the Party to whom such amount is owed.

            (e) Purchaser and Seller agree to assist and cooperate, and to use reasonable commercial efforts to cause their cash remittance processing agents to assist and cooperate, in (i) setting up billing and cash remittance arrangements to timely carry out the procedures set forth in this Section 8.18 and (ii) transitioning to Purchaser the right to charge customer credit cards for services related to the Purchased Business (to the extent Seller has such right), provided that all reasonable third-party fees and expenses incurred in connection with clause (ii) shall be promptly paid by Purchaser.

                                   ARTICLE IX
                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

            The obligations of the Purchaser to consummate transactions contemplated by this Agreement to be consummated at the Closing are conditioned upon the satisfaction or waiver in writing (subject to applicable law), on or prior to the Closing Date, of the following conditions:

            Section 9.1 Truth of Representations and Warranties. Each of the representations and warranties of the Seller contained in this Agreement, disregarding all qualifications with respect to materiality or Material Adverse Effect, shall be true and correct in all material respects as of the Closing, as if made on such date (except for representations and warranties that relate to a specific date, which shall be true and correct in all material respects as of such date), and the Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

            Section 9.2 Performance of Agreements. Each and all of the agreements of the Seller to be performed on or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects, and the Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

            Section 9.3 No Injunction. No court or other Governmental Authority shall have issued an order or stay pending appeal which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

            Section 9.4 Statutes. No Law of any kind shall have been enacted, entered, promulgated or enforced by any Governmental Authority which restrains, prohibits, or has the effect of making illegal, the consummation of the transactions contemplated hereby.

            Section 9.5 Governmental and Other Approvals. All consents and approvals of any Person (other than a Party), including any Governmental Authority, necessary to permit the
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                       Asset Purchase Agreement - Page 37

consummation of the transactions contemplated by this Agreement shall have been received and be in full force and effect.

            Section 9.6 Bankruptcy Matters. All authorizations, consents, orders and approvals of the Bankruptcy Court necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained. The Seller shall have provided timely and proper service of notice of the Section 363/365 Order and the Sales Hearing to all Persons listed on Schedule 6.9 and Schedule
6.11. The Section 363/365 Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended in any manner; and the Seller shall have received from the Bankruptcy Court all other orders, approvals and consents required to transfer the Purchased Assets and to consummate the transactions contemplated by this Agreement.

            Section 9.7 "Non-foreign" Status Certificate. The Seller shall have delivered to the Purchaser a properly executed "non-foreign" affidavit in form and substance reasonably acceptable to the Purchaser.

            Section 9.8 Delivery of Monthly Financial Statements. The Company shall have delivered to Purchaser the Monthly Financial Statements in accordance with Section 8.12.

            Section 9.9 Receipt of Amendments to Conditional Assigned Leases and Conditional Assigned Contracts. The Purchaser shall have received amendments to each of the Conditional Assigned Leases and Conditional Assigned Contracts, in form and substance acceptable to Purchaser, in its sole discretion.

            Section 9.10 Maximum Amount of Long-Term Debt/Capital Lease Obligations. The aggregate amount of the long-term debt or capital lease obligations of the Seller under the Conditional Assigned Contracts included in the Assumed Liabilities shall not exceed $10,000,000 in principal.

            Section 9.11 No Material Adverse Effect. There shall have been no event or occurrence which has or which would reasonably be expected to have a Material Adverse Effect, and the Seller shall have delivered a certificate, dated the Closing Date, to such effect.

            Section 9.12 Contractual or Legal Arrangements. An agreement shall have been executed or other legal arrangements shall have been established providing for the transfer to the Purchaser of the (i) collocation space, (ii) network facilities and (iii) circuits necessary to enable the Purchaser to operate the Purchased Assets and to provide service to the acquired customers, in each case pursuant to terms and conditions satisfactory to the Purchaser and Seller, and with no obligations or liabilities other than for services rendered on and after the Closing Date.

            Section 9.13 Real Property Lease. Purchaser shall either have entered into (i) an agreement providing for the lease or sublease of Seller's headquarters on such terms as are reasonably acceptable to each of Seller and Purchaser, or (ii) an agreement in form and substance acceptable to Purchaser and Seller providing for the transition of the Purchased Assets from Seller's principal executive office to a new location identified by the Purchaser for the operation

                       Asset Purchase Agreement - Page 38

of the Purchased Business; provided, however, that all fees and expenses payable to third parties arising directly from such transition shall be paid by Purchaser; and provided, further, that any sublease pursuant to clause (i) hereof or any agreement pursuant to clause (ii) hereof shall provide (x) Purchaser with control of, and access to, the rooms (the "Server Rooms") where the server equipment that are Purchased Fixed Assets are located and (y) Seller with access to such Server Rooms twenty-four hours a day, seven days a week, subject to commercially reasonable security procedures of Purchaser, to maintain and operate equipment that are not included as Purchased Fixed Assets, in such manner as is acceptable to Purchaser and the Company.

            Section 9.14 Minimum Revenue. Revenue from customers of the Purchased Business other than such customers who have cancelled service prior to the Closing Date, shall be at least $2.3 million and the Seller shall have delivered to Purchaser documentation of such Revenue in a form reasonably acceptable to Purchaser two days prior to the Closing.

            Section 9.15 Confidential Customer Information. Neither the Seller nor any of its Subsidiaries, directors, officers, employees and Affiliates have disclosed any Confidential Customer Information except to, and only to the extent required by, the Bankruptcy Court under seal so that all such Confidential Customer Information is disclosed solely to the Bankruptcy Court, other than any inadvertent disclosure of Confidential Customer Information which, individually or in the aggregate, is not material.

                                   ARTICLE X
                   CONDITIONS TO THE OBLIGATIONS OF THE SELLER

            The obligations of the Seller to consummate the transactions contemplated by this Agreement to be consummated at the Closing are conditioned upon the satisfaction or waiver in writing (subject to applicable law), on or prior to the Closing Date, of the following conditions:

            Section 10.1 Truth of Representations and Warranties. Each of the representations and warranties of the Purchaser contained in this Agreement, disregarding all qualifications with respect to materiality or Material Adverse Effect, shall be true and correct in all material respects as of the Closing, as if made on such date (except for representations and warranties that relate to a specific date, which shall be true and correct in all material respects as of such date), and the Purchaser shall have delivered to the Seller a certificate, dated the Closing Date, to such effect.

            Section 10.2 Performance of Agreements. Each and all of the agreements of the Purchaser to be performed on or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects, and the Purchaser shall have delivered to the Seller a certificate, dated the Closing Date, to such effect.

            Section 10.3 No Injunction. No court or other Governmental Authority shall have issued an order or stay pending appeal which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

                       Asset Purchase Agreement - Page 39

            Section 10.4 Statutes. No Law of any kind shall have been enacted, entered, promulgated or enforced by any Governmental Authority which restrains, prohibits, or has the effect of making illegal, the consummation of the transactions contemplated hereby.

            Section 10.5 Governmental and Other Approvals. All material consents and approvals of any Person (other than a Party), including any Governmental Authority, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received and be in full force and effect, unless the Purchaser shall have waived in writing the requirement to obtain any such consent or approval; provided, however, any such waiver by Purchaser shall not have material adverse consequences for Seller.

            Section 10.6 Bankruptcy Matters. All necessary authorizations, consents, orders and approvals of the Bankruptcy Court necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained. The Section 363/365 Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended in any manner materially adverse to the Seller; and the Seller shall have received from the Bankruptcy Court all other orders, approvals and consents required to transfer the Purchased Assets and to consummate the transactions contemplated by this Agreement.

            Section 10.7 Receipt of Amendments to Conditional Assigned Leases and Conditional Assigned Contracts. The Purchaser shall have received amendments, if any, to each of the Conditional Assigned Leases and Conditional Assigned Contracts, in form and substance acceptable to the Seller, in its sole discretion.

                                   ARTICLE XI

                         NON-SURVIVAL OF REPRESENTATIONS
                           AND WARRANTIES; TERMINATION

            Section 11.1 No Survival of Representations or Warranties. The representations and warranties of the Parties will not survive beyond the Closing and none of the Parties (or their Subsidiaries, directors, officers, employees and Affiliates) will have any liability therefor after the Closing.

            Section 11.2 Events of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

            (a) by mutual consent of the Company, on behalf of the Seller, and the Purchaser;

            (b) by the Company, on behalf of the Seller, or the Purchaser, if the Closing Date shall not have occurred within seventy-five (75) days after the date of this Agreement; provided that the right to terminate this Agreement under this Section 11.2(b) shall not be available to such Party whose failure (including for purposes of this Section 11.2(b), any failure by any Affiliate of such Party) to fulfill any obligation under this Agreement shall be the cause of the failure of the Closing Date to occur on or before such date; and provided, further, that such date shall be extended as deemed necessary by the Purchaser to obtain regulatory filings, approvals and notices with federal

                       Asset Purchase Agreement - Page 40

and state utility commissions to a date not more than 120 days after the date of this Agreement (or such later date as the Purchaser and the Company, on behalf of the Seller, may agree upon);

            (c) by the Company, on behalf of the Seller, if there has been a material breach of any covenant or a material breach of any representation or warranty of the Purchaser; provided that any such breach of a covenant or representation or warranty, as the case may be, has not been cured within ten
(10) Business Days following receipt by the Purchaser of written notice from the Company of such breach;

            (d) by the Purchaser, if there has been a material breach of any covenant or a material breach of any representation or warranty of the Seller; provided that any such breach of a covenant or representation or warranty, as the case may be, has not been cured within ten (10) Business Days following receipt by the Seller of written notice from the Purchaser of such breach;

            (e) by the Company, on behalf of the Seller, or the Purchaser if there shall be any Law binding upon the Parties that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree of any competent authority prohibiting such transactions is entered and such judgment, injunction, order or decree shall have become final and non-appealable;

            (f) by the Company, on behalf of the Seller, or the Purchaser, subject to the payment of the Break-up Fee and Expense Reimbursement in accordance with the provisions of Section 12.1(b), if a Competing Transaction is approved by the Bankruptcy Court, whether or not in accordance with the sale procedures annexed hereto as Exhibit E, as the same may be modified by order of the Bankruptcy Court (collectively, the "SALE PROCEDURES");

            (g) by the Purchaser, if the Sale Procedures Order has not been executed or entered by the Bankruptcy Court within twenty (20) days after the execution of this Agreement; or

            (h) by the Purchaser, if the Section 363/365 Order has not been executed or entered by the Bankruptcy Court within sixty-five (65) days after the execution of this Agreement; or

            (i) by the Company, on behalf of the Seller, if the Section 363/365 Order has not been executed or entered by the Bankruptcy Court within sixty-five
(65) days after the execution of this Agreement; provided that the right of the Company to terminate this Agreement under this Section 11.2(i) shall not be available to the Company if there has been a breach of any covenant or a breach of any representation or warranty of the Seller and all such breaches have not been cured within ten (10) Business Days following receipt by the Company of written notice from the Purchaser of such breach.

            Section 11.3 Effect of Termination. If this Agreement shall be terminated pursuant to Section 11.2, all further obligations of the Parties under this Agreement shall terminate without further liability or obligation of any Party to any other Party hereunder except for those provisions that expressly survive the termination of this Agreement; provided, however, that (a) no Party or any Affiliate of such Party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) failure of such Party or

                       Asset Purchase Agreement - Page 41

its Affiliates to have performed its obligations hereunder or (ii) any knowing misrepresentation made by such Party or its Affiliates of any matter set forth herein and (b) Sections 3.1(b), the next to the last sentence of 8.6, 11.3, 12.1, 12.3, 12.4 and 12.6 shall survive any termination of this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS

            Section 12.1 Expenses; Fees. (a) Except as otherwise provided in this Agreement, the Parties shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

            (b) The Seller shall pay the Purchaser the amounts set forth in this
Section 12.1(b) unless there has been a material breach of any covenant or a material breach of any representation or warranty of the Purchaser that has not been cured within ten (10) Business Days following receipt by the Purchaser of written notice from the Company of such breach.

                        (i) If the Bankruptcy Court approves the sale of the
            Purchased Assets to an entity other than the Purchaser and such sale is consummated, then the Purchaser shall be entitled to the Break-up Fee, which shall be deemed an allowed administrative expense entitled to the benefits of Sections 503(b) and 507(a) of the Bankruptcy Code. The Break-up Fee shall be paid to the Purchaser (which payment shall be by wire transfer of immediately available funds to an account designated by the Purchaser) at the time such sale is consummated from the proceeds of such sale. The Break-up Fee pursuant to this Section may be approved by the Bankruptcy Court independent of its approval of the remainder of this Agreement.

                        (ii) If the Bankruptcy Court approves the sale of the
            Purchased Assets to an entity other than the Purchaser and such sale is not consummated, then the Seller shall reimburse Purchaser for the Expense Reimbursement in an aggregate amount not to exceed $300,000, which shall be deemed an allowed administrative expense entitled to the benefits of Sections 503(b) and 507(a) of the Bankruptcy Code. The Expense Reimbursement payable pursuant to this
            Section 12.1(b)(ii) shall be paid to the Purchaser (which payment shall be by wire transfer of immediately available funds to an account designated by the Purchaser) on or before the earlier of (x) the tenth Business Day after the definitive agreement with respect to such sale is terminated or such sale is abandoned and (y) the thirtieth day after the termination of this Agreement. The Expense Reimbursement pursuant to this Section may be approved by the Bankruptcy Court independent of its approval of the remainder of this Agreement.

                        (iii) If this Agreement is terminated by Purchaser
            pursuant to Section 11.2(d), or terminated by Seller and no Break-up Fee or Expense Reimbursement fee is payable pursuant to Sections 12.1(b)(i) or (ii), respectively, to the Purchaser, then the Seller

                       Asset Purchase Agreement - Page 42

            shall reimburse the Purchaser for the Expense Reimbursement in an aggregate amount not to exceed $200,000, which shall be deemed an allowed administrative expense entitled to the benefits of Sections 503(b) and 507(a) of the Bankruptcy Code. The Expense Reimbursement payable pursuant to this Section 12(b)(iii) shall be paid to the Purchaser (which payment shall be made by wire transfer of immediately available funds to an account designated by the Purchaser) within ten (10) Business Days of the Purchaser's written request therefor. The Expense Reimbursement pursuant to this Section may be approved by the Bankruptcy Court independent of its approval of the remainder of this Agreement. For purposes of clarity, Seller's failure to satisfy the closing condition set forth in
            Section 9.15 shall not in itself be a breach of a material breach of any covenant, representation or warranty of Seller.

            Section 12.2 Transfer Taxes. In accordance with section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer under a plan confirmed under section 1129 of the Bankruptcy Code will not be taxed under any law imposing a transfer tax, stamp tax or similar tax. The Seller will seek to include in any order confirming its plan of reorganization in the Chapter 11 Case language to the effect that the transactions contemplated herein are exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. ss.1146(c). In the event any sales, use or other similar Taxes (other than those Taxes exempted pursuant to said Section 1129 of the Bankruptcy Code) are assessed at Closing or at any time thereafter on the transfer of any Purchased Assets pursuant to this Agreement, such Taxes incurred as a result of the transactions contemplated hereby will be paid fifty percent by the Seller and fifty percent by the Purchaser. In the event either the Purchaser or Seller, as the case may be, is required to pay any sales, use or similar taxes incurred as a result of the transaction contemplated herein, the Seller or Purchaser, as the case may be, shall reimburse the Purchaser or Seller, respectively, for all amounts in excess of fifty percent of the payment of such taxes within fifteen
(15) days of such payment provided such Party has provided proof of payment of such taxes. The Purchaser and the Seller will cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation in order to minimize the amount of such Taxes.

            Section 12.3 APPLICABLE LAW. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL BANKRUPTCY LAW, TO THE EXTENT APPLICABLE, AND WHERE STATE LAW IS IMPLICATED, THE LAWS OF THE STATE OF CONNECTICUT SHALL GOVERN, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            Section 12.4 JURISDICTION; WAIVER OF JURY TRIAL. (a) THE BANKRUPTCY COURT WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY; PROVIDED THAT IF THE BANKRUPTCY COURT IS UNWILLING OR UNABLE TO HEAR ANY SUCH DISPUTE, THE COURTS OF THE STATE OF CONNECTICUT AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CONNECTICUT WILL HAVE SOLE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES, WHETHER IN LAW OR EQUITY,

                       Asset Purchase Agreement - Page 43

ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED
HEREBY.

            (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 12.5 Captions; Headings; Table of Contents. The Article and Section captions and the headings and table of contents set forth herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

            Section 12.6 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, sent by overnight courier, or sent by telecopier and a confirmation of transmission is obtained, as follows:

               (a)  if to the Seller, to:

                    Network Access Solutions Corporation
                    Three Dulles Tech Center
                    13650 Dulles Technology Drive
                    Herndon, VA  20171
                    Attention:  Jonathan P. Aust
                    Tel:        703-793-5000
                    Fax:        (703) 793-5400


                    with a copy to:

                    Adelman Lavine Gold And Levin, a Professional Corporation Suite 1900
                    Two Penn Center Plaza
                    Philadelphia, PA  19102-1799
                    Attention: Barry Kleban, Esq. and Leon R. Barson, Esq.
                    Telephone: (215) 568-7515
                    Telecopier: (215) 557-7922


               (b)  if to the Purchaser, to it at:

                    DSL.net, Inc.
                    545 Long Wharf Drive, 5th Floor
                    New Haven, CT  06511
                    Attention: General Counsel

                       Asset Purchase Agreement - Page 44

                    Tel: (203) 772-1000
                    Fax: (203) 624-4231


                    with a copy to:

                    Testa, Hurwitz & Thibeault, LLP
                    High Street Tower
                    125 High Street
                    Boston, MA  02110
                    Attention: Mark H. Burnett, Esq. and Kevin T. Lamb, Esq.
                    Tel: (617) 248-7000
                    Fax: (617) 248-7100

               (c)  if to the Deposit Escrow Agent, to it at:

                    Adelman Lavine Gold and Levin, a Professional Corporation Suite 1900
                    Two Penn Center Plaza
                    Philadelphia, PA 19102-1799
                    Attention: Leon R. Barson, Esq.
                    Tel: (215) 568-7515
                    Fax: (215) 557-7922

or to such other Person or address as any Party shall specify by notice in writing to each of the other Parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof, except for a notice of a change of address, which shall be effective only upon receipt thereof.

            Section 12.7 Assignment; Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party or the Deposit Escrow Agent, without the prior written consent of the Purchaser (which consent with respect to a transfer or assignment by the Deposit Escrow Agent shall not be unreasonably withheld, conditioned or delayed); provided that the Purchaser may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Assets and to assume all or a portion of the Assigned Contracts, Assigned Leases or Assumed Liabilities, but no such transfer or assignment will relieve the Purchaser of its obligations hereunder; and provided, further however that such assignment shall not by itself have any adverse impact on Purchaser's ability to satisfy Purchaser's conditions to Closing set forth in Article IX, including any delay of such Closing. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

            Section 12.8 Counterparts. This Agreement may be executed in two or more counterparts, in original form or by facsimile, each of which shall be deemed an original, but all of which together will constitute one and the same document.

                       Asset Purchase Agreement - Page 45

            Section 12.9 Entire Agreement. This Agreement, including the Exhibits, Schedules and other documents referred to herein which form a part hereof, including the confidentiality agreement dated as of May 14, 2002 between the Company and the Purchaser and the letter agreement dated May 3, 2001 between the Company and the Purchaser, contains the entire understanding of the Parties with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

            Section 12.10 Third Party Beneficiaries. Each Party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

            Section 12.11 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

            Section 12.12 Amendments; Waiver. This Agreement may not be changed orally, but only by an agreement in writing signed by the Purchaser and Seller; provided, however, that any amendment that increases the obligations of the Deposit Escrow Agent shall require the written consent of the Deposit Escrow Agent which consent may be withheld in its sole discretion; provided, further, however, that the Schedules to this Agreement may be modified by Purchaser after the date hereof as contemplated by this Agreement and delivered to Seller pursuant to Sections 2.1(c) and (d). The Seller on the one hand and the Purchaser on the other may, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants conditions or agreements contained in this Agreement. The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

                       Asset Purchase Agreement - Page 46

            Section 12.13 No Strict Construction. The Seller and Purchaser hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Seller and Purchaser hereto, and no presumption or burden of proof shall arise favoring or disfavoring the Seller and Purchaser by virtue of the authorship of any provision of this Agreement.

            Section 12.14 Casualty, Risk of Loss. The Seller shall bear the risk of all loss or damage to the Purchased Assets from all causes and all loss or damage arising out of or related to the operation of the Purchased Business through the Closing. If at any time prior to the Closing any portion of the Purchased Assets is damaged or destroyed as a result of fire, other casualty or for any reason whatsoever, or in the event condemnation or eminent domain proceedings (or private purchase in lieu thereof) shall be commenced by any public or quasi-public authority having jurisdiction against all or any part of the Purchased Assets, the Seller shall immediately give notice thereof to the Purchaser. The Purchaser shall have the right, in its sole and absolute discretion, within 10 days of receipt of such notice, to (i) if any material portion of the Purchased Assets is so damaged, destroyed or condemned, elect not to proceed with the Closing and terminate this Agreement in which case the Deposit and Deposit Interest shall be returned to the Purchaser within two Business Days of such election and the Parties shall have no further obligation or liability to one another, or (ii) proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received together with all deductible amounts or receivable by the Seller on account of any such casualty.

            Section 12.15 Service Agreement Regarding Covad Assets. If requested by Seller or the Person that enters into a definitive agreement with the Seller to purchase the Covad Assets that is approved by the Bankruptcy Court, the Purchaser will negotiate in good faith with such Person to reach an agreement to provide, for a period of up to ninety (90) days after the Closing and for fees that are reasonably acceptable to the Purchaser, services that are necessary for such Person to continue to operate the Covad Assets that the Seller provided prior to the Closing using the Purchased Assets; provided, however, that such services shall not, in the good faith and reasonable determination of Purchaser, disrupt the operation of the Purchased Business by Purchaser.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                       Asset Purchase Agreement - Page 47


            IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its officers thereunto duly authorized, all as of the day and year first above written.



                                     DSL.NET, INC.



                                     By: /s/ David F. Struwas
                                        ----------------------------------------
                                        Name: David F. Struwas
                                        Title: Chairman & CEO



                                     NETWORK ACCESS SOLUTIONS CORPORATION



                                     By: /s/ Jonathan P. Aust
                                        ----------------------------------------
                                        Name: Jonathan P. Aust
                                        Title: CEO



                                     NETWORK ACCESS SOLUTIONS, LLC



                                     By: /s/ Jonathan P. Aust
                                        ----------------------------------------
                                        Name: Jonathan P. Aust
                                        Title: CEO



                                     NASOP, Inc.



                                     By: /s/ Jonathan P. Aust
                                        ----------------------------------------
                                        Name: Jonathan P. Aust
                                        Title: CEO


                                     For purposes of 3.1(b) and 11.3 only:

                       Asset Purchase Agreement - Page 48



                                     ADELMAN LAVINE GOLD AND LEVIN, A
                                         PROFESSIONAL CORPORATION



                                     By: /s/ Leon R. Barson
                                        ----------------------------------------
                                        Name: Leon R. Barson
                                        Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------

                    BILL OF SALE AND INSTRUMENT OF ASSIGNMENT

            This Bill of Sale and Instrument of Assignment (this "Bill of Sale") dated as of ___, 2002 by Network Access Solutions Corporation, a Delaware corporation (the "Company"), Network Access Solutions LLC, a Virginia limited liability company and wholly-owned subsidiary of the Company (the "LLC"), NASOP, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("NASOP" and together with the Company, the LLC and NASOP, the "Seller"), to DSL.net, Inc., a Delaware corporation (the "Purchaser"):

                                   WITNESSETH:

            WHEREAS, Seller and Purchaser have entered into an Asset Purchase Agreement dated as of October 16, 2002 (the "Agreement"), which, among other things, provides for the purchase and sale of certain of the assets of Seller for the cash consideration described in the Agreement and the assumption by Purchaser of certain liabilities of Seller;

            WHEREAS, the Company and NASOP have commenced voluntary Chapter 11 cases, which are being jointly administered in the United States Bankruptcy Court for the District of Delaware and the Purchased Assets will be sold pursuant to an order of the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code, and such sale will include the assumption by Purchaser of the Assumed Liabilities under Section 365 of the Bankruptcy Code, and the terms and conditions of the Agreement; and

            WHEREAS, Seller and Purchaser now desire to carry out the intents and purposes of the Agreement by the execution and delivery by Seller to Purchaser of this Bill of Sale evidencing the sale, transfer, assignment and delivery to Purchaser by Seller of those assets of Seller described below.

            NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration set forth in the Agreement, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth in the Agreement, Seller hereby sells, transfers, assigns and delivers to Purchaser, free and clear of all Encumbrances, all of Seller's right, title and interest in and to the following assets and rights (collectively the "Purchased Assets"), and specifically including all right, title and interest of Seller in, to and under the following:

                        (i) all supplies and inventory related to the Purchased
            Business, wherever located;

                        (ii) all personal property and interests therein,
            including, without limitation, all network assets and equipment supporting broadband service to customers, customer premise equipment, machinery, equipment, office equipment, communications equipment, computer hardware and software (other than any software license agreements with Microsoft Corporation), motor vehicles, furniture, fixtures, spare and replacement parts, and other personal property owned or used by Seller with respect to the Purchased Business on the Closing Date, wherever located, including, without limitation, the equipment subject to the leases listed on Annex 2.1(a)(ii)(A) and the equipment listed on Annex 2.1(a)(ii)(B) to this Bill of Sale;

                        (iii) all rights under or in connection with all leases
            and subleases of real property set forth in, and attached to, Annex 2.1(a)(iii)(A) to this Bill of Sale and Annex 2.1(a)(iii)(B) to this Bill of Sale (as such leases and subleases on Annex 2.1(a)(iii)(B) to this Bill of Sale may have been amended, modified or supplemented from time to time prior to the Closing Date in accordance with the provisions of the Agreement), together with Seller's interest in all buildings, facilities, fixtures and other improvements thereon and all easements, rights-of-way, transferable licenses and permits and other appurtenances thereto, except as otherwise provided in such Annexes and subject to Section 8.3(b) of the Agreement;

                        (iv) all rights under or in connection with all
            contracts, licenses, commitments, purchase orders, agreements, instruments and unexpired leases and subleases: (A) relating to the Purchased Business or Assumed Liabilities and set forth in, and attached to, Annex 2.1(a)(iv)(A) to this Bill of Sale and Annex 2.1(a)(iv)(B) to this Bill of Sale (as Annex 2.1(a)(iv)(B) and the agreements listed on Annex 2.1(a)(iv)(B) to this Bill of Sale may have been amended or modified from time to time prior to the Closing Date in accordance with the provisions of the Agreement); and (B) with the customers of the Purchased Business relating to the provision of services or equipment to such customers;

                        (v) all Intellectual Property and Other Intellectual
            Property owned, licensed or used by Seller in respect of the Purchased Business on the Closing Date, including all tradenames, trademarks, service marks, domain names, trademark registrations and applications therefor, service mark registrations and applications therefor, copyright registrations and applications (including without limitation the names and Internet protocol addresses set forth on Annex 2.1(a)(v) to this Bill of Sale) therefor and all goodwill associated therewith (but excluding those used exclusively in connection with any Excluded Asset), all software license agreements (other than any software license agreements with Microsoft Corporation), all documents embodying proprietary information and copyright-protected material and all evidence of ownership of such Intellectual Property and Other Intellectual Property;

                        (vi) true, complete and correct copies of all books,
            records and other data and information relating to the Purchased Business or to any customer of the Purchased Business, including, without limitation, all books, records, materials, manuals, financial and accounting statements, sales and promotional materials and records, advertising materials, customer lists, supplier lists, mailing lists, distribution lists, business plans, credit information, cost and pricing information, reference catalogs, data and information derived from management information systems, and other similar property and rights that relate to or are used in connection with the Purchased Business, wherever located;

                        (di) any counterclaims, setoffs or defenses Seller may
            have with respect to any Assumed Liabilities;

                        (dii) all prepaid expenses and assets of Seller
            (including deposits), in each case to the extent related to any other Purchased Asset, including, without limitation, any claims or other rights under insurance policies of Seller (other than insurance policy deposits) relating to any other Purchased Asset, but excluding any prepaid expenses made by Seller to any third-party set forth on Annex 2.1(a)(viii) to this Bill of Sale that are credited to or otherwise made available to Purchaser post-Closing by such third-parties;

                        (diii) all rights, claims, credits, causes of action or
            rights of set-off against third parties relating to the Purchased Business or the Purchased Assets, including unliquidated rights under manufacturers' and vendors, warranties but specifically excluding any of the foregoing in connection with the Lucent Technologies Action;

                        (div) to the extent transferable, all licenses, permits
            or other governmental authorizations affecting, or relating in any way to, the Purchased Business or the Purchased Assets, including the items listed on Annex 2.1(a)(x) to this Bill of Sale, but excluding the Communications Licenses; and

                        (dv) all goodwill and other intangible assets associated
            with the Purchased Business or the Purchased Assets.

            TO HAVE AND TO HOLD the same unto Purchaser and its successors and assigns forever.

            Notwithstanding anything to the contrary set forth in this Bill of Sale, Seller shall not sell, transfer, assign or deliver (or cause to be sold, transferred, assigned or delivered) to Purchaser, and Purchaser shall not purchase and acquire from Seller hereunder, any of the Excluded Assets, which shall remain the exclusive property of Seller.

The Purchased Assets are being sold and transferred by Seller to Purchaser and purchased by Purchaser from Seller on an "AS IS" and "WHERE IS" basis and "WITH ALL FAULTS." SELLER DISCLAIMS ALL WARRANTIES CONCERNING THE PURCHASED ASSETS, STATUTORY, EXPRESS, AND IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY OF QUALITY IN RESPECT OF THE TANGIBLE PURCHASED ASSETS. The Purchaser and Seller hereby acknowledge that all Cure Costs (as defined in the Agreement) related to any Purchased Asset are the responsibility of the Seller.

            To the extent that the assignment to Purchaser of any unexpired contract, agreement, license, lease, permit or authorization pursuant to this Bill of Sale or the Agreement is not permitted without the consent of another Person and such restriction cannot be effectively overridden or canceled by the
Section 363/365 Order, or other related order of the Bankruptcy Court, then this Bill of Sale or the Agreement will not be deemed to constitute an assignment of or an undertaking or attempt to assign the same or any right or interest therein if such consent is not given; provided that Seller will use its reasonably commercial efforts, both before and after the Closing, to obtain all such consents.

            After the Closing and without further consideration, each Party will from time to time, at the reasonable request and expense of the requesting Party, execute and deliver such other instruments of conveyance and transfer and such other instruments, documents and agreements and take such other actions as such other Party may reasonably request or as may be reasonably requested by any applicable Governmental Authorities or third parties, in each case in order to more effectively or more expeditiously consummate any of the transactions contemplated in the Agreement and to vest in Purchaser the right, title and interest in, to and under the Purchased Assets, to assist Purchaser in the collection and reduction to possession of the Purchased Assets (and the exercise of rights with respect thereto); provided that the requesting Party will prepare any additional documents and instruments and will handle any submittal, applications, processing, recording and registrations.

            This Bill of Sale shall be binding upon Seller and its respective successors and assigns and shall inure to the benefit of Purchaser and its successors and assigns. The covenants of Seller contained in the preceding paragraph shall survive the execution and delivery of this Bill of Sale in accordance with the terms of the Agreement.

            This Bill of Sale shall be governed by and construed in accordance with Federal Bankruptcy Code, to the extent applicable, and where state law is implicated, the laws of the State of Connecticut shall govern, without reference to choice of law principles, including all matters of construction, validity and performance.

            If there is any conflict as to the terms of this Bill of Sale and the terms of the Agreement, then the terms of the Agreement shall prevail.

            Capitalized terms used and not otherwise defined in this Bill of Sale shall have the respective meanings ascribed to such terms in the Agreement.




                    [REMAINDER PAGE INTENTIONALLY LEFT BLANK]

                      IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered by its duly authorized officer as of the date first above written.


                                     NETWORK ACCESS SOLUTIONS CORPORATION



                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                     NETWORK ACCESS SOLUTIONS LLC



                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                     NASOP, INC.



                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                            INSTRUMENT OF ASSUMPTION

            This Instrument of Assumption (this "Instrument of Assumption") dated as of ___, 2002 by DSL.net, Inc., a Delaware corporation (the "Purchaser") to Network Access Solutions Corporation, a Delaware corporation (the "Company"), Network Access Solutions LLC, a Virginia limited liability company and wholly-owned subsidiary of the Company (the "LLC"), and NASOP, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("NASOP" and together with the Company, the LLC, and NASOP, the "Seller"):

                                   WITNESSETH:

            WHEREAS, Seller and Purchaser have entered into an Asset Purchase Agreement dated as of October 16, 2002 (the "Agreement"), which, among other things, provides for the purchase and sale of certain of the assets of Seller for the cash consideration described in the Agreement and the assumption by Purchaser of certain liabilities of Seller;

            WHEREAS, the Company and NASOP have commenced voluntary Chapter 11 cases, which are being jointly administered in the United States Bankruptcy Court for the District of Delaware and the Purchased Assets will be sold pursuant to an order of the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code, and such sale will include the assumption by Purchaser of the Assumed Liabilities under Section 365 of the Bankruptcy Code, and the terms and conditions of the Agreement; and

            WHEREAS, Seller and Purchaser now desire to carry out the intents and purposes of the Agreement by the execution and delivery by Purchaser to Seller of this Instrument of Assumption evidencing the assumption by Purchaser of those liabilities of Seller described below.

            NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS that, as partial consideration for the sale, transfer, assignment and delivery of the Purchased Assets and upon the terms and subject to the conditions set forth in the Agreement, Purchaser hereby assumes, and shall pay, perform and discharge when due the following liabilities, commitments and obligations arising from and after the Closing (collectively the "Assumed Liabilities"), but not others:

            (i) all liabilities, commitments and obligations under or in connection with all leases and subleases of real property set forth in, and attached to, Annex 2.1(a)(iii)(A) to this Instrument of Assumption and Annex 2.1(a)(iii)(B) to this Instrument of Assumption (as such leases and subleases on Annex 2.1(a)(iii)(B) to this Instrument of Assumption may have been amended, modified or supplemented from time to time prior to the Closing Date in accordance with the provisions of the Agreement), together with Seller's interest in all buildings, facilities, fixtures and other improvements thereon and all easements, rights-of-way, transferable licenses and permits and other appurtenances thereto, except as otherwise provided in such Annexes and subject to Section 8.3(b) of the Agreement (collectively the "Assigned Leases"), as such liabilities, commitments and obligations arising out of the Assigned Leases and Assigned Contracts listed on Schedule 2.1(a)(iii)(B) may have been amended, modified or supplemented in a manner acceptable to Purchaser and Seller, each in its sole discretion (except that any such amendments or modifications to an Assigned Contract listed on Part II of Schedule 2.1(a)(iii)(B) that do not increase Seller's liabilities, commitments and obligations under an Assigned Lease shall be automatically deemed to be acceptable to Seller); and

            (ii) all liabilities, commitments and obligations under or in connection with all contracts, commitments, purchase orders, agreements, instruments and unexpired leases and subleases (collectively the "Assigned Contracts"): (A) relating to the Purchased Business or Assumed Liabilities and set forth in, and attached to Annex 2.1(a)(iv)(A) to this Instrument of Assumption and Annex 2.1(a)(iv)(B) to this Instrument of Assumption (as Annex 2.1(a)(iv)(B) and the agreements listed on Annex 2.1(a)(iv)(B) to this Instrument of Assumption may have been amended or modified from time to time prior to the Closing Date in accordance with the provisions of the Agreement); or (B) with the customers of the Purchased Business relating to the provision of services or equipment to such customers, as such liabilities, commitments and obligations are amended or modified in a manner acceptable to Purchaser and Seller, each in its sole discretion.

            The Parties acknowledge that the Assumed Liabilities shall include an aggregate of no more than $10,000,000.00 in principal of long-term debt or capital lease obligations of Seller under the Conditional Assigned Contracts.

            Notwithstanding anything to the contrary in this Instrument of Assumption or in the Agreement, Purchaser is assuming only the Assumed Liabilities and no other liability, commitment or obligation of the Business or Seller or any other Person whatsoever, of whatever nature whether presently in existence or arising or asserted hereafter. Purchaser shall not be deemed to be a successor-in-interest to Seller for any purposes whatsoever. All liabilities, commitments and obligations other than the Assumed Liabilities will be retained by, and remain liabilities, commitments and obligations of, Seller including, but not limited to, the Excluded Liabilities.

            This Instrument of Assumption shall be binding upon Seller and its respective successors and assigns and shall inure to the benefit of Purchaser and its successors and assigns.

            This Instrument of Assumption shall be governed by and construed in accordance with the Bankruptcy Code, to the extent applicable, and where state law is implicated, the laws of the State of Connecticut shall govern, without reference to choice of law principles, including all matters of construction, validity and performance.

            If there is any conflict as to the terms of this Instrument of Assumption and the terms of the Agreement, then the terms of the Agreement shall prevail.

            Capitalized terms used and not otherwise defined in this Instrument of Assumption shall have the respective meanings ascribed to such terms in the Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, Purchaser has caused this Instrument of Assumption to be duly executed and delivered by a duly authorized officer as of the date first above written.

                                     DSL.NET, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------